Exhibit 2.2

ARRANGEMENT AGREEMENT

THIS AGREEMENT dated as of the 15th day of May, 2006.

BETWEEN:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office in the City of Calgary, Alberta (the “Trustee”), as Trustee for and on behalf of TRUE ENERGY TRUST, a trust formed under the laws of the Province of Alberta (the “Trust”)

AND

TRUE ENERGY INC., a body corporate amalgamated under the laws of the Province of Alberta (“True”)

AND

SHELLBRIDGE OIL & GAS, INC., a body corporate incorporated under the laws of the Province of Alberta (“Shellbridge”)

WHEREAS:

(a)                                Shellbridge proposes to carry out an arrangement under the Act involving Shellbridge, the Trust, the Shellbridge Shareholders and True, whereby True will acquire all of the issued and outstanding Shellbridge Shares;

(b)                               The parties intend to carry out the transaction contemplated herein pursuant to an arrangement under the Act;

(c)                                The parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the transactions contemplated herein;

NOW THEREFORE IN CONSIDERATION OF THE COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1
INTERPRETATION

1.1                                                                             Definitions

In this Agreement, unless there is something in the context or subject matter inconsistent therewith, the following defined terms have the meanings hereinafter set forth:

(a)                                “Acquisition Proposal” has the meaning ascribed thereto in section 3.2(b)(i);

(b)                               “Act” means the Business Corporations Act, R.S.A. 2000, c. B-9 as from time to time amended or re-enacted;

(c)                                “Agreement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this agreement as the same may be amended, amended and restated, modified or supplemented at any time or from time to time;

(d)                               “Agreement Date” means April 10, 2006, the date of the Letter Agreement;

(e)                                “Applicable Laws” means all applicable securities laws, rules of applicable stock exchanges and applicable corporation laws including the rules, regulations, notices, instruments, blanket orders and policies of the securities regulatory authorities in Canada;

(f)                                  “Arrangement” means the arrangement under the provisions of Section 193 of the Act, on the terms and conditions set forth in the Plan of Arrangement;

(g)                               “Arrangement Resolution” means the special resolution in respect of the Arrangement and other related matters to be considered at the Shellbridge Shareholders’ Meeting;

(h)                               “Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required by the Act to be sent to the Registrar for filing after the Final Order has been made;

(i)                                   “Business Day” means a day other than a Saturday, Sunday or other than a day when banks in the City of Calgary, Alberta are not generally open for business;

(j)                                   “Canadian GAAP” means generally accepted accounting principles in Canada;

(k)                                “Certificate” means the certificate which may be issued by the Registrar pursuant to subsection 193(11) of the ABCA or , if no certificate is to be issued, the proof of filing in respect of the Arrangement;

(l)                                   “Closing Time” shall be 10:00 a.m. (Calgary time) on the day immediately following the date of the Shellbridge Shareholders’ Meeting, unless otherwise agreed by True and Shellbridge;

(m)                             “Court” means the Court of Queen’s Bench of Alberta;

(n)                               “Depositary” means such agent as may be designated by True for the purpose of receiving the deposit of certificates formerly representing Shellbridge Shares;

(o)                               “Disclosure Letter” means the disclosure letter provided by Shellbridge or True, as the case may be, dated of even date herewith;

(p)                               “Documents of Title” means, collectively, any and all certificates of title, leases, permits, licences, unit agreements, assignments, trust declarations, royalty agreements, operating agreements or procedures, participation agreements, farm-in and farm-out agreements, sale and purchase agreements, pooling agreements and other agreements by virtue of which Shellbridge’s title to and interest in its oil and gas assets are derived;

(q)                               “Effective Date” means the date the Arrangement becomes effective under the Act;

(r)                                  “Effective Time” means the time at which the Articles of Arrangement and Plan of Arrangement are filed with the Registrar on the Effective Date;

(s)                                “Employee Amounts” has the meaning ascribed thereto in section 4.1(t);

(t)                                  “Exchangeable Shares” means the Series A Exchangeable Shares of True;

(u)                               “Final Order” means the order of the Court approving the Arrangement pursuant to Section 193(9)(a) of the Act, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(v)                               “Information Circular” means the management proxy circular of Shellbridge to be sent by Shellbridge to the Shellbridge Shareholders in connection with the Shellbridge Shareholders’ Meeting;

(w)                             “Interim Order” means an interim order of the Court concerning the Arrangement under subsection 193(4) of the Act, containing declarations and directions with respect to the Arrangement and the holding of the

Shellbridge Shareholders’ Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(x)                                 “Letter Agreement” means the agreement dated April 10, 2006 between the Trust, True and Shellbridge providing for the business combination contemplated by the Arrangement;

(y)                               “Mailing Date” means the date that the Information Circular is mailed to Shellbridge Shareholders;

(z)                                 “Material Adverse Change” means, in respect of either Shellbridge or the Trust, as the case may be, any change in the business, affairs, operations, assets, capitalization, financial condition, licenses, permits, rights, privileges or liabilities, whether contractual or otherwise, of such party or its subsidiaries (if applicable), which is materially adverse to such party and its subsidiaries (considered as a whole), other than a change (i) that arises out of a matter that has been publicly disclosed prior to the Agreement Date or otherwise disclosed in writing by a party to the other party hereto prior to the Agreement Date; (ii) that results from conditions affecting the oil and gas industry generally in jurisdictions in which it carries on business, including changes in commodity prices or taxes; (iii) resulting from general economic, financial, currency exchange, securities or commodity market conditions; or (iv) that is a direct result of any matter permitted by this Agreement or consented to in writing by the other party hereto;

(aa)                          “Material Adverse Effect”, in relation to any event or change, means an effect that is or would reasonably be expected to be materially adverse to the financial condition, operations, assets, liabilities, or business of Shellbridge or the Trust, as the case may be, and their respective subsidiaries (considered as a whole); provided that a Material Adverse Effect shall not include an adverse effect resulting from a change (i) that arises out of a matter that has been publicly disclosed prior to the Agreement Date or otherwise disclosed in writing by a party to the other prior to the Agreement Date; (ii) that results from conditions affecting the oil and gas industry generally in jurisdictions in which it carries on business, including changes in commodity prices or taxes; (iii) that results from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere; or (iv) that is a direct result of any matter permitted by this Agreement or consented to in writing by the other party hereto;

(bb)                        “Option Exchange Agreements” has the meaning ascribed thereto in section 3.1(ff) hereof;

(cc)                          “Outside Date” means July 14, 2006;

(dd)                        “parties” means, collectively, the Trust, True and Shellbridge, and “party” means any one of them;

(ee)                          “permitted encumbrances” has the meaning ascribed thereto in section 4.1(ee);

(ff)                              “Plan of Arrangement” means the plan of arrangement set out in Exhibit A hereto as amended or supplemented from time to time in accordance with Article 6 thereof and section 9.1 hereof;

(gg)                        “Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed under the Act;

(hh)                        “Representatives” has the meaning ascribed thereto in section 3.2(a);

(ii)                                “Shellbridge Confidentiality Agreement” means the confidentiality agreement between True and Shellbridge dated February 14, 2006 in respect of disclosure of information relating to Shellbridge;

(jj)                                “Shellbridge Engineer” has the meaning ascribed thereto in section 4.1(jj);

(kk)                          “Shellbridge Financial Statements” means the audited financial statements of Shellbridge as at and for the three months ended December 31, 2005 together with the notes thereto and the auditors’ report thereon and the unaudited interim financial statements of Shellbridge as at and for the three months ended March 31, 2006 together with the notes thereto;

(ll)                                “Shellbridge Information” means the information in the form provided by Shellbridge for inclusion in the Information Circular describing Shellbridge and its business, operation and affairs;

(mm)                    “Shellbridge Non-Completion Fee” has a meaning ascribed thereto in section 6.1 hereof;

(nn)                        “Shellbridge Options” means stock options issued to directors, officers, employees and consultants of Shellbridge permitting the holders thereof the right (whether or not vested) to purchase Shellbridge Shares;

(oo)                        “Shellbridge Reserve Report” means has the meaning ascribed thereto in section 4.1(jj);

(pp)                        “Shellbridge Shareholders” means holders of issued and outstanding Shellbridge Shares;

(qq)                        “Shellbridge Shareholders’ Meeting” means the meeting of Shellbridge Shareholders, as ordered by the Interim Order, to consider and, if determined advisable, approve the Arrangement;

(rr)                              “Shellbridge Shares” means common shares in the capital of Shellbridge, as constituted on the Agreement Date;

(ss)                          “Shellbridge Support Agreements” means agreements between True and each of the Shellbridge Support Shareholders pursuant to which the Shellbridge Support Shareholders agree to vote the Shellbridge Shares beneficially owned or controlled by the Shellbridge Support Shareholders in favour of the Arrangement and to otherwise support the Arrangement, as provided therein;

(tt)                              “Shellbridge Support Shareholders” means those Shellbridge Shareholders that have entered into Shellbridge Support Agreements;

(uu)                        “Shellbridge Transaction Costs” has the meaning ascribed thereto in section 4.1(s);

(vv)                        “subsidiary” has the meaning ascribed thereto in the Act (and shall include all trusts or partnerships directly or indirectly owned by Shellbridge or the Trust, as the case may be);

(ww)                    “Superior Proposal” has the meaning ascribed thereto in section 3.2(b)(v)(A);

(xx)                            “Take-over Proposal” has the meaning ascribed thereto in section 6.1;

(yy)                        “Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, all as amended from time to time;

(zz)                            “Taxes” has the meaning ascribed thereto in section 4.1(qq);

(aaa)                    “Termination Date” means the date of termination of this Agreement pursuant to the terms hereof;

(bbb)                 “True Confidentiality Agreement” means the confidentiality agreement between True and Shellbridge dated March 30, 2006 in respect of disclosure of information relating to True;

(ccc)                    “True Engineer” has the meaning ascribed thereto in section 4.2(v);

(ddd)                 “True Non-Completion Fee” has the meaning ascribed thereto in section 6.2 hereof;

(eee)                    “True Reserve Report” has the meaning ascribed thereto in section 4.2(v);

(fff)                          “True Subsidiaries” means True Energy Inc., Marengo Exploration Ltd., True Partnership and TKE Partnership;

(ggg)                 “Trust Financial Statements” means the audited comparative consolidated financial statements of the Trust as at and for the year ended December 31, 2005, together with the notes thereto and the auditors’ report thereon and the unaudited interim financial statements of the Trust as at and for the three months ended March 31, 2006 together with the notes thereto;

(hhh)                 “Trust Indenture” means the trust indenture of the Trust dated September 27, 2004, as amended November 2, 2005;

(iii)                             “Trust Information” means the information in the form provided by the Trust for inclusion in the Information Circular describing the Trust and its business, operation and affairs;

(jjj)                             “Trust Replacement Options” means options to purchase Trust Units issued in replacement of Shellbridge Options on the basis that each Shellbridge Option that previously entitled the holder to acquire one Shellbridge Share shall entitle the holder for a period of five (5) Business Days following the Effective Date, to purchase on exercise thereof 0.14 of a Trust Unit at an exercise price equal to the exercise price that each Shellbridge Option was exercisable for;

(kkk)                    “Trust Unitholders” or “Unitholders” means holders of Trust Units;

(lll)                             “Trust Units” means trust units of the Trust;

(mmm)           “TSX” means the Toronto Stock Exchange; and

(nnn)                 “U.S. Securities Act” has the meaning ascribed thereto in section 4.1(nn).

1.2                                                                             Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and subsections is for convenience of reference only and does not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement (including Exhibit A hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3                                                                             Number, etc.

Words importing the singular number include the plural and vice versa, words importing the use of any gender include all genders, and words importing persons include firms and corporations and vice versa.

1.4                                                                             Date for Any Action

If any date on which any action is required to be taken hereunder by any of the parties is not a Business Day and a business day in the place where an action is required to be taken, such action is required to be taken on the next succeeding day which is a Business Day and a business day, as applicable, in such place.

1.5                                                                             Entire Agreement

This Agreement, the Shellbridge Confidentiality Agreement, the True Confidentiality Agreement, the Shellbridge Support Agreements and the Disclosure Letters, together with the agreements and documents herein and therein referred to, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

1.6                                                                             Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada.

1.7                                                                             Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under Canadian GAAP and all determinations of an accounting nature required to be made hereunder shall be made in a manner consistent with Canadian GAAP.

1.8                                                                             Knowledge

In this Agreement, whenever a representation or warranty is made on the basis of the knowledge or awareness of a party, such knowledge or awareness consists only of the actual collective knowledge or awareness, as of the date of this Agreement, of the senior officers of such party, but does not include the knowledge or awareness of any other individual or any constructive, implied or imputed knowledge; provided that the party making the representation and warranty shall have conducted an actual investigation as to the subject matter relating thereto and the level of such investigation shall be that of a reasonably prudent person investigating a material consideration in the context of a material transaction and the use of such phrase shall constitute a representation and warranty by the party making the representation and warranty in each case that such investigation has actually been made.

1.9                                                                             Disclosure in Writing

Reference to disclosure in writing herein shall, in the case of the Trust and True, include disclosure to the Trust, True or their representatives, or in the case of Shellbridge, include disclosure to Shellbridge or its representatives.

1.10                                                                      References to Legislation

References in this Agreement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

1.11                                                                      Enforceability

All representations, warranties, covenants and opinions in or contemplated by this Agreement as to the enforceability of any covenant, agreement or document are subject to enforceability being limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, and the discretionary nature of certain remedies (including specific performance and injunctive relief and general principles of equity).

1.12                                                                      Exhibit

Exhibit A annexed to this Agreement, being the Plan of Arrangement, is incorporated by reference into this Agreement and forms a part hereof.

ARTICLE 2
THE ARRANGEMENT

2.1                                                                             Arrangement

As soon as reasonably practicable, Shellbridge shall apply to the Court pursuant to Section 193 of the Act for an order approving the Arrangement and in connection with such application shall:

(a)                                forthwith file, proceed with and diligently prosecute an application for an Interim Order under Section 193(4) of the Act, providing for, among other things, the calling and holding of the Shellbridge Shareholders’ Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement Resolution; and

(b)                               subject to obtaining all necessary approvals of the Shellbridge Shareholders as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take steps necessary to submit the Arrangement to the Court and apply for the Final Order, and subject to fulfillment of the conditions set forth herein, shall deliver to the Registrar Articles of Arrangement and such other documents as may be required to give effect to the Arrangement, whereupon the transactions comprising the Arrangement shall occur and shall be deemed to have occurred in the order set out therein without any act or formality. The parties hereby covenant and agree to act reasonably to finalize the terms of the Plan of Arrangement consistent with the provisions of this Agreement..

2.2                                                                             Effective Date

The Arrangement shall become effective on the Effective Date.

ARTICLE 3
COVENANTS

3.1                                                                             Covenants of Shellbridge

Shellbridge agrees that during the period from the Agreement Date and ending on the earlier of the Effective Date or the termination of this Agreement, except with the prior written consent of True and except as otherwise expressly permitted or specifically contemplated by this Agreement:

(a)                                Shellbridge shall conduct its business only in the usual and ordinary course of business consistent with past practices (for greater certainty, where it is an operator of any property, it shall operate and maintain such property in a proper and prudent manner in accordance with good industry practice and the agreements governing the ownership and operation of such property), it shall consult with the Trust and True in respect of its ongoing business and affairs and keep the Trust and True apprised of all material developments relating thereto;

(b)                               Shellbridge shall not directly or indirectly do or permit to occur any of the following: (i) amend its constating documents; (ii) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, shares or property) in respect of its outstanding securities; (iii) issue or agree to issue any shares, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities of Shellbridge (other than the issuance of Shellbridge Shares on exercise of Shellbridge Options as represented herein); (iv) redeem, purchase or otherwise acquire any of its outstanding shares or other securities; (v) split, combine or reclassify any of its securities; (vi) adopt a plan of liquidation or resolutions providing for its liquidation, dissolution, merger, consolidation or reorganization; or (vii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(c)                                Shellbridge shall not, directly or indirectly: (i) sell, pledge, dispose of or encumber any assets having an individual value in excess of $50,000 or an aggregate value of in excess of $200,000, other than production in the ordinary course of business; (ii) expend or commit to expend more than $50,000 individually or $200,000 in the aggregate with respect to capital expenditures; (iii) expend or commit to expend any amounts with respect to any operating expenses other than in the ordinary course of business; (iv) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, trust, partnership or other business organization or division thereof which is not a subsidiary or affiliate of such party, or make any investment therein either by purchase of shares or securities, contributions of capital or property transfer; (v) purchase any property or acquire any assets, in each case having a value in excess of

$50,000 individually or $100,000 in the aggregate; (vi) other than drawdowns under Shellbridge’s existing credit facilities and provided such drawdowns are in compliance with the other provisions of this section 3.1(c), incur any indebtedness for borrowed money, or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other individual or entity, or make any loans or advances; (vii) pay, discharge or satisfy any material claims, liabilities or obligations other than as disclosed in writing to True prior to the entering into of this agreement or reflected or reserved against in its published financial statements; (viii) authorize, recommend or propose any release or relinquishment or any material contract right; (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material license, lease, contract, production sharing agreement, government land concession or other material document; (x) enter into or terminate any hedges, swaps or other financial instruments or like transactions; (xi) enter into any agreements for the sale of production having a term of more than 30 days; (xii) enter into any employment, consulting or contract operating agreement that cannot be terminated on 30 days or less notice without penalty; or (xiii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

(d)                               other than severance or other termination payments made on or prior to the Effective Date to directors, officers and employees of Shellbridge (which payments shall not exceed, in the aggregate, $1.6 million) as represented in section 4.1(t), Shellbridge shall not make any payment to any employee, officer or director outside of their ordinary and usual compensation for services provided;

(e)                                Shellbridge shall not: (i) grant any officer, director, employee or consultant an increase in compensation in any form; (ii) grant any general salary increase to any employees other than a general increase granted to employees on April 11, 2006 as disclosed to True prior to the date hereof; (iii) take any action with respect to the amendment or grant of any retention, severance or termination pay policies or arrangement for any directors, officers or employees; nor (iv) advance any loan to any officer, director or any other party not at arm’s length;

(f)                                  Shellbridge shall not adopt or amend or make any contribution to any bonus, employee benefit plan, profit sharing, trust unit, deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, trust unit incentive or purchase plan, fund or arrangement for the benefit of employees, except as is necessary to: (i) comply with the law or with respect to existing provisions of any such plans, programs, arrangement or agreements; or (ii) to provide for the acceleration of Shellbridge Options or the termination thereof prior to the Effective Time or the exchange thereof as contemplated by the Option Exchange Agreements;

(g)                               Shellbridge shall use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(h)                               Shellbridge shall ensure that it has available funds under its lines of credit or other bank facilities to permit the payment of the amount which may be required by section 6.1 having regard to its other liabilities and obligations, and shall take all such actions as may be necessary to ensure that it maintains such availability to ensure that it is able to pay such amount when required;

(i)                                   Shellbridge shall not take any action, refrain from taking any action, permit any action to be taken or not taken, inconsistent with this agreement, which might directly or indirectly interfere or affect the consummation of the Arrangement.

(j)                                   Shellbridge will use its commercially reasonable efforts to ensure that all holders of Shellbridge Options enter into an Option Exchange Agreement prior to the Mailing Date and Shellbridge shall make no amendments to outstanding Shellbridge Options, without the prior written consent of True;

(k)                                Shellbridge shall not take any action, that would render, or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to completion of the Arrangement or termination of this Agreement, whichever first occurs;

(l)                                   Shellbridge shall promptly notify True in writing of any material change (actual, anticipated, contemplated or, to the knowledge of Shellbridge, threatened, financial or otherwise) in or on the business, operations, results of operations, affairs, assets, capitalization, financial condition, licenses, permits, concessions, prospects, rights, or liabilities, whether contractual or otherwise, of Shellbridge or any of its subsidiaries considered on a consolidated basis (other than any change or effect that is excepted out of the definitions of Material Adverse Change or Material Adverse Effect in section 1.1 hereof), or of any change in any representation or warranty provided by Shellbridge in this Agreement which change is or may be of such a nature to render any representation or warranty misleading or untrue in any material respect and Shellbridge shall in good faith discuss with True any change in circumstances (actual, anticipated, contemplated, or to the knowledge of Shellbridge threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to True pursuant to this provision;

(m)                             Shellbridge shall use its commercially reasonable efforts to obtain the consent of its banker to the transactions contemplated hereby and provide the same to True prior to mailing of the Information Circular;

(n)                               Shellbridge will within two (2) Business Days of Shellbridge receiving any written audit inquiry, assessment, reassessment, confirmation or variation of an assessment, indication that tax assessment is being considered, request for filing of a waiver or extension of time or any other notice in writing relating to taxes, interest, penalties, losses or tax pools (an “Assessment”), deliver to True a copy thereof together with a statement setting out, to the extent then determinable, an estimate of the obligations, if any, of Shellbridge on the assumption that such Assessment is valid and binding;

(o)                               Shellbridge shall use its commercially reasonable efforts to fulfill or cause fulfillment of the conditions set forth in sections 5.1 and 5.3 as soon as reasonably possible to the extent that the fulfillment of the same is within the control of Shellbridge;

(p)                               Shellbridge shall file as provided herein and diligently proceed with and prosecute an application to the Court under the Act for an Interim Order with respect to the matters pertaining to the Arrangement on terms acceptable to True, acting reasonably;

(q)                               Shellbridge shall, upon the Interim Order being granted, forthwith carry out the terms of the Interim Order;

(r)                                  Shellbridge shall mail on or before May 30, 2006 (or such other date as True and Shellbridge may agree to) the Information Circular to the Shellbridge Shareholders and other persons required by the Interim Order;

(s)                                Shellbridge shall, on or before June 26, 2006 (or such other date as True and Shellbridge may agree to), convene the Shellbridge Shareholders’ Meeting and distribute copies of this Agreement (or a written summary thereof prepared by Shellbridge in form and substance acceptable to True, acting reasonably), in each case as ordered by the Interim Order;

(t)                                  Shellbridge shall solicit proxies to be voted at the Shellbridge Shareholders’ Meeting in favour of the matters to be considered at such meeting, including the Arrangement Resolution;

(u)                               Shellbridge shall provide notice to the Trust and True of the Shellbridge Shareholders’ Meeting and allow the Trust’s and True’s representatives to attend such meeting;

(v)                               Shellbridge shall instruct its registrar and transfer agent to, provide to True upon request information as to the results of proxies received in respect of voting at the Shellbridge Shareholders’ Meeting on the Arrangement;

(w)                             Shellbridge shall conduct the Shellbridge Shareholders’ Meeting in accordance with the Interim Order, the by-laws of Shellbridge and any instrument governing such meeting, as applicable, and as otherwise required by law;

(x)                                 subject to compliance by the Trust and True with section 3.3(g), Shellbridge will prepare (in consultation with the Trust and True), file and distribute to Shellbridge Shareholders in a timely and expeditious manner, the Information Circular and any amendments or supplements thereto, all as required by law, in all jurisdictions where the same is required, complying in all material respects with all Applicable Laws and, without limiting the generality of the foregoing, Shellbridge will ensure that the Information Circular provides Shellbridge Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them, and will set out the Trust Information in the Information Circular in the form approved by True and shall include, without limitation, (i) the financial statements in respect of prior acquisitions, if any, made by Shellbridge that are required to be included therein in accordance with Applicable Laws prepared in accordance with Applicable Laws; (ii) the unanimous determination of the board of directors of Shellbridge that the Arrangement is fair, from a financial point of view, to Shellbridge Shareholders, is in the best interests of Shellbridge and Shellbridge Shareholders, and include the unanimous recommendation of the board of directors of Shellbridge that the Shellbridge Shareholders vote in favour of the Arrangement; and (iii) the fairness opinion of Shellbridge’s financial advisor that the Arrangement is fair, from a financial point of view, to Shellbridge Shareholders; provided that, notwithstanding the covenant of Shellbridge in this section, prior to the completion of the Arrangement, the board of directors of Shellbridge may withdraw, modify or change the recommendation regarding the Arrangement if, in the opinion of such board of directors acting reasonably, having received the advice of its outside legal counsel which is reflected in minutes of the meeting of the board of directors (a copy of which shall be provided to the Trust and True), such withdrawal, modification or change is required to act in a manner consistent with the fiduciary duties of the board of directors of Shellbridge and, if applicable, provided the board of directors shall have complied with the provisions of sections 3.2 and 6.1;

(y)                               Shellbridge shall indemnify and save harmless the Trust and True and the trustee, directors, officers and agents of the Trust and True from and against any and all liabilities, claims demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which the Trust and True, or any director, officer or agent thereof, may be subject or which the Trust and True, or any trustee, director, officer or agent thereof, may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of any misrepresentation or alleged misrepresentation in the Information Circular (other than arising solely from any misrepresentation or alleged misrepresentation in the Trust Information or the negligence of the Trust or True);

(z)                                 Shellbridge shall, subject to the approval of the Arrangement in accordance with the provisions of the Interim Order, forthwith file, proceed with and diligently prosecute an application for the Final Order;

(aa)                          Shellbridge shall forthwith carry out the terms of the Final Order to the extent applicable to Shellbridge and will forthwith file Articles of Arrangement and the Final Order with the Registrar;

(bb)                        except for proxies and other non-substantive communications with shareholders, Shellbridge will furnish promptly to True or True’s counsel, a copy of each notice, report, schedule or other document delivered, filed or received by Shellbridge in connection with: (i) the Arrangement; (ii) the Shellbridge Shareholders’ Meeting; (iii) any filings under applicable laws; and (iv) any dealings with regulatory agencies in connection with the transactions contemplated hereby;

(cc)                          Shellbridge will make all necessary filings and applications under Canadian federal and provincial laws and regulations required to be made on the part of Shellbridge in connection with the transactions contemplated herein and shall take all reasonable action necessary to be in compliance with such laws and regulations;

(dd)                        Shellbridge will furnish promptly to True or True’s counsel any requests from any governmental or regulatory authority for any information in respect of the business, operations, financial condition or assets of Shellbridge or any material third party compliant, investigation or hearing (or investigations indicating the same may be contemplated) to the extent that it relates to or could affect Shellbridge or it subsidiaries or their respective properties or assets in a material way;

(ee)                          Shellbridge shall promptly advise True of the number of Shellbridge Shares for which Shellbridge receives notices of dissent or written objections to the Arrangement or notices to appear in connection with application for the Final Order and provide True with copies of such notices and written objections; and

(ff)                              Shellbridge shall deliver to True, prior to the Mailing Date, agreements (“Option Exchange Agreements”) in form and substance satisfactory to True, acting reasonably, with holders of all outstanding Shellbridge Options whereby all such holders agree, subject to the condition precedent of the Arrangement becoming effective, to either exercise or terminate and surrender their Shellbridge Options prior to the Effective Time of the Arrangement or agree that such Shellbridge Options shall be exchanged immediately following at the Effective Time, such that immediately following the Effective Time the sole right of the holder thereof shall be to receive Trust Replacement Options.

3.2                                                                             Non-Solicitation

(a)                                Shellbridge shall immediately cease and cause to be terminated all existing discussions and negotiations (including, without limitation, through any of its officers, directors, employees, advisors, representatives and agents on its behalf (“Representatives”)), if any, with any parties initiated before the date of this agreement with respect to any Acquisition Proposal (as hereinafter defined) and shall immediately request the return or destruction of all information provided to any third parties which have entered into a confidentiality agreement with Shellbridge relating to an Acquisition Proposal and shall use all reasonable commercial efforts to ensure that such requests are honoured.

(b)                               Shellbridge shall not, directly or indirectly, do or authorize or permit any of its Representatives to, directly or indirectly, do, any of the following:

(i)                                   solicit, facilitate, initiate or encourage (including, without limitation, by way of furnishing information or entering into any form of agreement, arrangement or understanding) or take any action to solicit, facilitate or encourage any inquiry or communication or the making of any proposal or offer to Shellbridge or its shareholders from any person which constitutes, or may reasonably be expected to lead to (in either case whether in one transaction or a series of transactions): (i) an acquisition from Shellbridge or its shareholders of any securities of Shellbridge (other than on exercise of currently outstanding Shellbridge Options); (ii) any acquisition of a significant amount of assets of Shellbridge; (iii) an amalgamation, arrangement, merger, or consolidation involving Shellbridge; or (iv) any take-over bid, issuer bid, exchange offer, recapitalization, liquidation, dissolution, reorganization into a royalty trust or income fund or similar transaction involving Shellbridge or any other transaction, the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by this agreement or which would or could reasonably be expected to materially reduce the benefits to the other party hereto under this Agreement (any such inquiry or proposal in respect of any of the foregoing being an “Acquisition Proposal”);

(ii)                                enter into or participate in any negotiations or discussions regarding an Acquisition Proposal, or furnish to any other person any information with respect to its business, properties, operations, prospects or conditions (financial or otherwise) in connection with an Acquisition Proposal or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt of any other person to do or seek to do any of the foregoing;

(iii)                             waive, or otherwise forbear in the enforcement of, or enter into or participate in any discussions, negotiations or agreements to waive or otherwise forbear in respect of, any rights or other benefits of Shellbridge under confidential information agreements, including, without limitation, any “standstill provisions” thereunder; or

(iv)                            accept, recommend, approve or enter into an agreement to implement an Acquisition Proposal,

provided, however, that notwithstanding any other provision hereof, Shellbridge and its Representatives may:

(v)                               enter into or participate in any negotiations or discussions with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, after the date of this agreement, by Shellbridge or any of its Representatives) seeks to initiate such negotiations or discussions and, subject to execution of a confidentiality agreement substantially similar to the Shellbridge Confidentiality Agreement (provided that such confidentiality agreement shall provide for disclosure thereof (along with all information provided thereunder) to True as set out below), may furnish to such third party information concerning Shellbridge and its business, properties and assets, in each case if, and only to the extent that:

(A)                            the third party has first made a written bona fide Acquisition Proposal to Shellbridge which the board of directors of Shellbridge determines in good faith: (1) that funds or other consideration necessary for the Acquisition Proposal are or are likely to be available; (2) (after consultation with its financial advisor) would, if consummated in accordance with its terms, result in a transaction financially superior for Shellbridge Shareholders than the Arrangement; and (3) after receiving the advice of outside counsel as reflected in minutes of the board of directors of Shellbridge, that the taking of such action is necessary for the board of directors of Shellbridge in discharge of its fiduciary duties under applicable laws (a “Superior Proposal”); and

(B)                              prior to furnishing such information to or entering into or participating in any such negotiations or discussions with such third party, Shellbridge provides prompt notice to True to the effect that it is furnishing information to or entering into or participating in negotiations or discussions with such person or entity together with a copy of the confidentiality agreement referenced above and if not previously provided to True, copies of all information provided to such third party concurrently with the provision of such information to such third party, and provided further that, Shellbridge shall notify True orally and in writing of any inquiries, offers or proposals with respect to a Superior Proposal (which written notice shall include, without limitation, a copy of such proposal (and any amendments or supplements thereto), the identity of the person making it, if not previously provided to the other party, copies of all information provided to such party and all other information reasonably requested by the other party), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal and answer the other party’s questions with respect thereto; and

(C)                              Shellbridge provides to True in writing the determination of the board of directors of Shellbridge forthwith upon determining that the Acquisition Proposal, if completed, would constitute a Superior Proposal;

(vi)                            comply with Section 172 of the Securities Act (Alberta) and similar provisions under applicable Canadian securities laws relating to the provision of directors’ circulars and make appropriate disclosure with respect thereto to its shareholders; and

(vii)                         accept, recommend, approve or enter into an agreement to implement a Superior Proposal from a third party, but only if prior to such acceptance, recommendation, approval or implementation, the board of directors of Shellbridge shall have concluded in good faith, after considering all proposals to adjust the terms and conditions of this agreement as contemplated by section 3.2(c) and after receiving the advice of outside counsel as reflected in the minutes of the board of directors of Shellbridge, that the taking of such action is necessary for the board of directors of Shellbridge in discharge of its fiduciary duties under applicable laws and Shellbridge complies with its obligations set forth in section 3.2(c) and terminates this agreement in accordance with section 9.2(c)(vi) and concurrently therewith pays the amount required by section 6.1 to True.

(c)                                If Shellbridge receives a Superior Proposal, Shellbridge shall give the Trust and True, orally and in writing, at least 72 hours advance notice of any decision by the board of directors of Shellbridge to accept, recommend, approve or enter into an agreement to implement a Superior Proposal, which notice shall include a summary of the details of the Superior Proposal including the identity of the third party making the Superior Proposal. During such 72 hour period, Shellbridge agrees not to accept, recommend, approve or enter into any agreement to implement such Superior Proposal and not to release the party making the Superior Proposal from any standstill provisions and shall not withdraw, redefine, modify or change its recommendation in respect of the Arrangement. In addition, during such 72 hour period Shellbridge shall and shall cause its financial and legal advisors to, negotiate in good faith with the Trust and True and its financial and legal advisors to make such adjustments in the terms and conditions of this agreement and the Arrangement as would enable Shellbridge to proceed with the Arrangement as amended rather than the Superior Proposal. In the event the Trust and True propose to amend this agreement and the Arrangement to provide that the Shellbridge Shareholders shall receive a value per Shellbridge Share equal to or greater than the value per Shellbridge Share provided in the Superior Proposal and so advises Shellbridge prior to the expiry of such 72 hour period, the board of directors of Shellbridge shall not accept, recommend, approve or enter into any agreement to implement such Superior Proposal and shall not release the party making the Superior Proposal from any standstill provisions and shall not withdraw, redefine, modify or change its recommendation in respect of the Arrangement.

(d)                               The Trust and True agree that all information that may be provided to it by Shellbridge with respect to any Superior Proposal pursuant hereto shall be treated as if it were “Confidential Information” as provided pursuant to the terms of the Shellbridge Confidentiality Agreement and shall not be disclosed or used except in accordance with the provisions of the Shellbridge Confidentiality Agreement or in order to enforce its rights under this agreement in legal proceedings.

3.3                                                                             Covenants of the Trust and True

The Trust and True agree that during the period from the Agreement Date and ending on the earlier of the Effective Date or the termination of this Agreement, except with the prior written consent of Shellbridge and except as otherwise expressly permitted or specifically contemplated by this Agreement:

(a)                                True and the Trust shall not directly or indirectly do or permit to occur any of the following: (i) amend its constating documents; (ii) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, shares or property) in respect of its outstanding securities other than monthly cash distributions by the Trust in an amount not greater than the distributions contemplated by the Trust’s current distribution policy; (iii) redeem, purchase or otherwise acquire any of its outstanding shares or other securities (other than redemptions required pursuant to the trust indenture constituting the Trust and other than on the redemption, retraction or exchange of outstanding Exchangeable Shares); (iv) split, combine or reclassify any of its securities; (v) adopt a plan of liquidation or resolutions providing for its liquidation, dissolution, merger, consolidation or reorganization; or (vi) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(b)                               if Shellbridge currently has directors’ and officers’ insurance coverage, the Trust or True shall secure, or will permit Shellbridge to secure, directors’ and officers’ insurance coverage for past and current directors and officers of Shellbridge, in scope and coverage not less than that currently provided by Shellbridge’s current directors’ and officers’ insurance on a “trailing” or “run off” liability basis for up to three years (provided that, at the option of the Trust or True, this may be provided by or through the Trust’s or True’s insurance coverage);

(c)                                True shall ensure that it has available funds under its lines of credit or other bank facilities to permit the payment of the amount which may be required by section 6.2 having regard to its other liabilities and obligations, and shall take all such actions as may be necessary to ensure that it maintains such availability to ensure that it is able to pay such amount when required;

(d)                               the Trust and True shall not take any action, refrain from taking any action, permit any action to be taken or not taken, inconsistent with this agreement, which might directly or indirectly interfere or affect the consummation of the Arrangement.

(e)                                the Trust and True shall use their commercially reasonable efforts to obtain listing of the Trust Units issuable pursuant to the Arrangement on the TSX as of the Effective Date;

(f)                                  the Trust and True will assist Shellbridge in the preparation of the Information Circular and provide to Shellbridge, in a timely and expeditious manner, all information as may be required by Applicable Law with respect to the Trust and True for inclusion in the Information Circular and any amendments or supplements thereto, in each case complying in all material respects with all applicable legal requirements on the date of issue thereof and to enable Shellbridge to meet the standard referred to in section 3.1(x) with respect to True;

(g)                               the Trust and True shall not take any action that would render, or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to completion of the Arrangement or termination of this Agreement, whichever first occurs;

(h)                               the Trust or True shall promptly notify Shellbridge in writing of any Material Adverse Change in respect of the Trust (or any condition, event or development involving a prospective change that might in result in a Material Adverse Change or have a Material Adverse Effect to the Trust) or of any change in any representation or warranty provided by the Trust or True in this Agreement which change is or may be of such a nature to render any representation or warranty misleading in any material respects and the Trust and True shall in good faith discuss with Shellbridge any change in circumstances (actual, anticipated, contemplated, or to the knowledge of the Trust or True threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to Shellbridge pursuant to this provision;

(i)                                   True shall use its commercially reasonable efforts to obtain the consent of its bankers to the transactions contemplated hereby and provide the same to Shellbridge prior to mailing of the Information Circular;

(j)                                   the Trust and True shall each use its commercially reasonable efforts to fulfill or cause the fulfillment of the conditions set forth in sections 5.1 and 5.2 as soon as reasonably possible to the extent that the fulfillment of the same is in the control of the Trust or True as applicable;

(k)                                the Trust and True will forthwith carry out the terms of the Interim Order and Final Order to the extent applicable to the Trust or True, as the case may be, provided that nothing shall require the Trust or True to consent to any modification of this Agreement, the Arrangement or True’s obligations hereunder or thereunder;

(l)                                   the Trust and True shall indemnify and save harmless Shellbridge and the directors, officers and agents of Shellbridge from and against any and all liabilities, claims demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which Shellbridge, or any director, officer or agent thereof, may be subject or which Shellbridge, or any director, officer or agent thereof, may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of any misrepresentation or alleged misrepresentation in the Trust Information contained in the Information Circular;

(m)                             the Trust and True will make all necessary filings and applications under Canadian federal and provincial and U.S. federal laws and regulations required to be made on the part of the Trust or True in connection with the transactions contemplated herein (such that the Trust Units issued in connection with the Arrangement are not subject to a restricted period or hold period by Canadian and U.S. holders of Shellbridge Shares other than by control persons or affiliates) and shall take all reasonable action necessary to be in material compliance with such laws and regulations;

(n)                               True will furnish promptly to Shellbridge or Shellbridge’s counsel any requests from any governmental or regulatory authority for any information in respect of the business, operations, financial condition or assets of True or any material third party complaint, investigation or hearing (or investigations indicating the same may be contemplated) to the extent that it relates to or could affect True or its properties or assets in a material way; and

(o)                               the Trust will take all necessary steps to maintain its status as a “mutual fund trust” for the purposes of Section 132 of the Tax Act.

3.4                                                                             Mutual Covenants

From the date hereof until the Effective Date, each of Shellbridge, the Trust and True will use its reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under Applicable Laws to complete the Arrangement, including using reasonable efforts:

(a)                                to obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

(b)                               to obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any Applicable Laws; and

(c)                                to effect all necessary registrations and filings and submissions of information requested by governmental authorities required to be effected by it in connection with the Arrangement, and each of Shellbridge, the Trust and True will use its reasonable commercial efforts to cooperate with the others in connection with the performance by the others of their obligations under this section 3.4 including, without limitation, continuing to provide reasonable access to information and to maintain ongoing communications as between officers of True and Shellbridge; subject in all cases to the Shellbridge Confidentiality Agreement and the True Confidentiality Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1                                                                             Representations and Warranties of Shellbridge

Shellbridge represents and warrants to and in favour of True as follows and acknowledges that True is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)                                Shellbridge is a corporation duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has the requisite corporate power and capacity to carry on its business as it is now being conducted; Shellbridge is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect on it;

(b)                               Shellbridge has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; the execution and delivery of this Agreement and the consummation by Shellbridge of the transactions contemplated hereby have been duly authorized by Shellbridge’s board of directors and no other corporate proceedings on the part of Shellbridge are or will be necessary to authorize this Agreement and the transactions contemplated hereby (other than approval of the Shellbridge Shareholders, as required by the Interim Order and obtaining director approval for the Information Circular); this Agreement has been duly executed and delivered by Shellbridge and constitutes the legal, valid and binding obligation of Shellbridge enforceable against Shellbridge in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity;

(c)                                neither the execution and delivery of this Agreement by Shellbridge, the consummation by Shellbridge of the transactions contemplated hereby nor compliance by Shellbridge with any of the provisions hereof will: (i) subject to receipt of the consent of Shellbridge’s bankers to the Arrangement and related transactions, violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Shellbridge under, any of the terms, conditions or provisions of (x) the articles or bylaws of Shellbridge, or (y) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Shellbridge is a party or to which it, or any of its properties or assets, may be subject or by which Shellbridge is bound; or (ii) subject to compliance with Applicable Laws, violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Shellbridge (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any Material Adverse Effect on Shellbridge and would not have a material adverse effect on the ability of the Trust, True and Shellbridge to consummate the transactions contemplated hereby); or (iii) cause a suspension or revocation of any authorization for the consent, approval or license currently in effect which would have a Material Adverse Effect on Shellbridge;

(d)                               other than in connection with or in compliance with the provisions of Applicable Laws: (i) there is no legal impediment to Shellbridge’s consummation of the transactions contemplated by this Agreement; and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by Shellbridge in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would have a Material Adverse Effect on Shellbridge and would not have any material adverse effect on the ability of True and Shellbridge to consummate the transactions contemplated hereby;

(e)                                Shellbridge has authorized an unlimited number of Shellbridge Shares and an unlimited number of preferred shares issuable in series and, as at the date hereof, Shellbridge had issued and outstanding: (i) no more than 29,087,612 Shellbridge Shares, and (ii) Shellbridge Options entitling the holders thereof to acquire no more than 2,265,000 Shellbridge Shares at an exercise price of $1.44; and, except as aforesaid, there are no outstanding shares of Shellbridge or options, warrants, rights or conversion or exchange privileges entitling anyone to acquire any shares of Shellbridge or any other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Shellbridge of any shares of Shellbridge (including Shellbridge Shares) or any securities convertible into, exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of Shellbridge; all outstanding Shellbridge Shares have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to, nor issued in violation of, any pre-emptive rights, and all Shellbridge Shares issuable upon exercise of outstanding Shellbridge Options in accordance with their terms, will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive rights;

(f)                                  Shellbridge has made all filings required under Applicable Laws with the applicable regulatory authorities, all such filings have been made in a timely manner, and all such filings and information and statements contained therein and any other information or statements disseminated to the public by Shellbridge, were true, correct and complete in all material respects and did not contain any misrepresentation, as at the date of such information or statements, and Shellbridge has not filed any confidential material change reports which continue to be confidential;

(g)                               since December 31, 2005, (i) there has been no Material Adverse Change in respect of Shellbridge (or any condition, event or development involving a prospective change that would result in a Material Adverse Change to, or have a Material Adverse Effect on, Shellbridge); (ii) Shellbridge has conducted its businesses only in the ordinary and normal course; and (iii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to Shellbridge has been incurred other than in the ordinary and normal course of business;

(h)                               the data and information in respect of Shellbridge and its assets, reserves, liabilities, business and operations provided by Shellbridge or its advisors to True or its advisors was and is accurate and correct in all material respects as at the respective dates thereof and, in respect of any information provided or requested, did not knowingly omit any material data or information necessary to make any data or information provided not misleading as at the respective dates thereof;

(i)                                   there are no actions, suits, proceedings or inquiries, including, to the best of Shellbridge’s knowledge, information and belief, after due inquiry, pending or threatened against or affecting Shellbridge at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way would have a Material Adverse Effect, or may in any way have a Material Adverse Effect on Shellbridge or have a material adverse effect on the ability of Shellbridge and True to consummate the transactions contemplated hereby;

(j)                                   the Shellbridge Financial Statements fairly present, in accordance with Canadian GAAP, consistently applied (except as specifically provided in the notes to such statements), the financial position and condition of Shellbridge at the dates thereof and the results of the operations of Shellbridge for the periods then ended and reflect all material assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of Shellbridge as at the dates thereof;

(k)                                other than set forth in Shellbridge’s Disclosure Letter, as at the date hereof, there are no material contracts or agreements to which Shellbridge is a party or by which it is bound. For the purposes of this subparagraph, any contract or agreement pursuant to which Shellbridge will, or may reasonably be expected to, result in a requirement of Shellbridge to expend more than an aggregate of $500,000 or receive or be entitled to receive revenue of more than $500,000 in either case in the next 12 months, or is out of the ordinary course of business of Shellbridge, shall be considered to be material;

(l)                                   Shellbridge does not have in effect any bonus plan, commission plan, profit sharing plan, pension plan, royalty plan or arrangement, defined benefit plan or employee benefit plan for the benefit of any employees, officers, directors or shareholders of Shellbridge other than Shellbridge’s share option plan and Shellbridge’s health benefit plan, and has made no agreements or promises with respect to any such plans;

(m)                             Shellbridge has provided to True a list of all severance amounts, consulting contract termination obligations and/or retention or bonuses that may be payable by Shellbridge and has provided True with a copy of all employment agreements which provide for payments occurring on a change of control of Shellbridge, other than as set forth in Shellbridge’s Disclosure Letter, Shellbridge does not have any consulting agreements that are not terminable on more than one months’ notice;

(n)                               Shellbridge does not have any currently outstanding hedges, swaps or other financial instruments or like transactions;

(o)                               Shellbridge has no subsidiaries and Shellbridge is not affiliated with, nor is it a holding corporation of, any other body corporate;

(p)                               Shellbridge has conducted and is conducting its business in accordance with good oilfield practices and Shellbridge has not received notice of any material violation of or investigation relating to any federal, provincial or local law, regulation or ordinance with respect to its assets, business or operations and each holds all permits, licenses and other authorizations which are required under federal, provincial or local laws relating to its assets, business or operations; except where the failure to so hold such permits, licenses or authorizations would not have a Material Adverse Effect on it; the assets of Shellbridge operated and maintained by it are in compliance with all terms and conditions of such laws, permits, licenses and authorizations in all material respects, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to the assets operated by Shellbridge and any of its subsidiaries except where the failure to so comply would not have a Material Adverse Effect on it;

(q)                               no securities commission or similar regulatory authority, or stock exchange in Canada or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of Shellbridge, no such proceeding is, to the knowledge of Shellbridge, pending, contemplated or threatened and, other than as disclosed in the Disclosure Letter, Shellbridge is not in default of any requirement of any securities laws, rules or policies applicable to Shellbridge or its securities;

(r)                                  Shellbridge has not retained any financial advisor, broker, agent or finder, or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or the Arrangement, any transaction contemplated hereby or any transaction presently ongoing or contemplated, except that Orion Securities Inc. has been retained as Shellbridge’s financial advisors in connection with certain matters, including the transactions contemplated hereby and Shellbridge has delivered to True true and current copies of all agreements between Shellbridge and its financial advisor which could give rise to the payment of any fees to such financial advisor;

(s)                                all transaction costs (the “Shellbridge Transaction Costs”) (including all legal, financial, engineering, accounting and other advisors of Shellbridge and any other costs and expenses of Shellbridge of the transaction contemplated hereby) other than Employee Amounts (as defined in section 4.1(t)) will not exceed $1.6 million;

(t)                                  Shellbridge reasonably estimates that the aggregate of amounts (“Employee Amounts”) payable by Shellbridge under any obligations or liabilities of Shellbridge to pay any amount to its officers, directors, employees or consultants other than for salary and directors’ fees in the ordinary course, in each case in amounts consistent with historic practices and, without limiting the generality of the foregoing, including the obligations of Shellbridge to officers, employees or consultants for severance, retention, termination or bonus payments on the change of control of Shellbridge or pursuant to Shellbridge’s severance policy, will not exceed $1.6 million;

(u)                      there are no accrued bonuses payable to any officers, directors or employees of Shellbridge;

(v)                               the board of directors of Shellbridge has unanimously endorsed the Arrangement and approved this Agreement, has, based on the opinion of its financial advisor, unanimously determined that the Arrangement is fair, from a financial point of view, to holders of the Shellbridge Shares and has resolved to unanimously recommend approval of the Arrangement by holders of Shellbridge Shares;

(w)                             Shellbridge has not waived the applicability of any “standstill” or other provisions of any confidentiality agreements entered into by Shellbridge which have not automatically expired by their terms;

(x)                                 Shellbridge, taken as a whole, currently holds less than U.S. $10 million of assets (on a book-value basis) located in the United States and had sales in or into the United States of less than U.S. $25 million in its most recently completed fiscal year;

(y)                               Shellbridge is not a party to and, prior to the Effective Date, Shellbridge will not implement, a shareholder rights plan or any other form of plan, agreement, contract or instrument that will trigger any rights to acquire Shellbridge Shares or other securities of Shellbridge or rights, entitlements or privileges in favour of any person upon the entering into of this Agreement or the Arrangement, other than Employee Amounts and pursuant to the terms of Shellbridge Options;

(z)                                 to the knowledge of Shellbridge, none of the Shellbridge Shares are the subject of any escrow, voting trust or other similar agreement;

(aa)                          Shellbridge does not have any outstanding obligations to incur and/or renounce any Canadian exploration expenditures or Canadian development expenditures to any purchaser of shares of Shellbridge that have not yet been fully expended and renounced as at the date hereof and reflected in the financial statements of Shellbridge for the period ended December 31, 2005;

(bb)                        Shellbridge has authorizations for expenditures and other like commitments in an amount not in excess of $2,007,494 and all such authorizations and commitments are set forth in the Shellbridge’s Disclosure Letter;

(cc)                          to the best of Shellbridge’s knowledge, all accounts receivable in any material amount of Shellbridge are collectible, subject to any provisions for bad debts as set forth in the Shellbridge Financial Statements;

(dd)                        as at December 31, 2005, Shellbridge had available for deduction against future taxable income, tax pools as set forth in Shellbridge’s Disclosure Letter;

(ee)                          Shellbridge’s properties and assets are free and clear of all mortgages, pledges, liens, charges and encumbrances (other than those in favour of its banker as security for its bank credit facility and other than those encumbrances which do not and will not have a material adverse effect on the ownership or operation or its assets and properties (“permitted encumbrances”)) and other than permitted encumbrances, it has done no act or suffered or permitted no action to be done whereby any person has acquired or may acquire an interest in or to its material properties or assets, nor has it done any act, omitted to do any act or permitted any act to be done that may adversely affect or defeat its title to any of its material properties or assets;

(ff)                              Shellbridge is not aware of any defects, failures or impairments in the titles to its oil and gas properties, lands or facilities, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which in the aggregate could have a material adverse effect on: (i) the quantity and pre-tax present worth values of the oil and gas reserves shown in the Shellbridge Reserve Report; (ii) the current production attributable to such properties; or (iii) the current and anticipated cash flow from such properties;

(gg)                        to the best of Shellbridge’s knowledge, Shellbridge has made available to True all Documents of Title and other documents and agreements in its possession affecting the title of Shellbridge to its oil and gas partners;

(hh)                        Shellbridge is not aware of, and has not received:

(i)                                   any order or directive which relates to environmental matters and which requires any material work, repairs, construction, or capital expenditures on its properties or its subsidiaries or assets that has not been done; or

(ii)                                any demand or notice with respect to the material breach of any environmental, health or safety law applicable to its and its subsidiaries or any of their respective business undertakings, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of environmental contaminants;

the failure to comply with would have a Material Adverse Effect on it;

(ii)                                to the best of its knowledge, after due inquiry:

(i)                                   Shellbridge has all material environmental and health and safety permits, licences, approvals, consents, certificates and other authorizations of any kind or nature (“Environmental Permits”) necessary for the ownership, operation, development, maintenance, or use of any of its assets and all such Environmental Permits have been obtained and maintained in effect, except for those which would not have a Material Adverse Effect on it;

(ii)                                Shellbridge’s assets and the ownership, operation, development, maintenance and use thereof are in material compliance with all environmental laws and with all terms and conditions of all Environmental Permits except where such non-compliance would not have a Material Adverse Effect on it;

(iii)                             all known spills or similar incidents pertaining to or affecting the business or assets of Shellbridge have been reported to the appropriate governmental entity to the extent required by environmental laws, except where such failure to report would not result in a Material Adverse Effect on it; and

(iv)                            there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes, which have not been rectified, or any of the properties or assets owned or leased by Shellbridge or in which it has an interest or over which it has control; except for any such spills, releases, deposits or discharges which, in aggregate, would not have a Material Adverse Effect on it;

(jj)                                Shellbridge made available to Sproule Associates Limited (the “Shellbridge Engineer”) prior to issuance of the Shellbridge Engineer’s report in respect of Shellbridge’s oil and natural gas reserves effective December 31, 2005 (the “Shellbridge Reserve Report”) for the purposes of preparing the Shellbridge Reserve Report, all information requested by the Shellbridge Engineer and all information material to an adequate determination of Shellbridge’s oil and gas reserves and, to the knowledge of Shellbridge, none of such information contained a misrepresentation (as defined in the Securities Act (Alberta)); Shellbridge has no knowledge of any material adverse change in any information provided to the Shellbridge Engineer since the dates that such information was provided and Shellbridge believes that the Shellbridge Engineering Report reasonably represents the quantity of, and pre-tax present worth of future net revenue from, the oil and gas reserves of Shellbridge as at December 31, 2005 based upon information available at the time the Shellbridge Engineering Report was prepared and the assumptions as to commodity prices and costs contained therein and there has been no material adverse change in Shellbridge’s oil and natural gas reserves and assets from those described in the Shellbridge Engineering Report, except as may have occurred through normal production;

(kk)                          the minute books, books of account and other records of Shellbridge have (whether of a financial or accounting nature or otherwise) been maintained in accordance with, in all material respects, all applicable statutory requirements and prudent business practice and are complete and accurate in all material respects;

(ll)                                Shellbridge is a “reporting issuer” in material compliance with all applicable securities laws of the Provinces of British Columbia and Alberta and the outstanding Shellbridge Shares are listed on the TSX and Shellbridge is in material compliance with the by-laws, policies and rules of such exchange;

(mm)                    as of the date of this Agreement, the Shellbridge Shares are a class of securities required to be registered pursuant to Section 12 of the United States Securities and Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and Shellbridge has timely filed a registration statement on Form 20-F with the U.S. Securities and Exchange Commission in connection with such registration obligation. As of the date hereof, such registration statement has not become effective under the U.S. Exchange Act. Shellbridge is in material compliance with all applicable laws of the United States;

(nn)                        Shellbridge is a “foreign private issuer” within the meaning of Rule 405 of Regulation C adopted by the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

(oo)                        The principal offices of Shellbridge are not located within the United States;

(pp)                        Shellbridge is not an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended;

(qq)                        for purposes of this section 4.1, the following definitions shall apply:

(i)                                   “Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), payroll and withholding taxes, unemployment insurance, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, goods and services taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which Shellbridge is required to pay, withhold or collect; and

(ii)                                “Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes;

(rr)                              all Returns required to be filed by or on behalf of Shellbridge have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Shellbridge with respect to items or periods covered by such Returns;

(ss)                          Shellbridge has paid or provided adequate accruals in its financial statements for the period ended December 31, 2005 for Taxes, including income taxes and related future taxes, in conformity with Canadian GAAP;

(tt)                              no material deficiencies exist or have been asserted with respect to Taxes; Shellbridge is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against Shellbridge or any of its assets; no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Shellbridge; the Returns of Shellbridge have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened which resulted in or could result in a reassessment of Taxes owing by Shellbridge or an adjustment to Shellbridge’s tax pools;

(uu)                        Shellbridge has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law and will continue to do so until the Effective Date and has remitted such withheld amounts within the prescribed periods to the appropriate governmental authority; Shellbridge has remitted all Canada Pension Plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has or will have remitted such amounts to the proper governmental authority within the time required by applicable law; Shellbridge has charged, collected and remitted on a timely basis all Taxes as required by applicable law on any sale, supply or delivery whatsoever, made by Shellbridge;

(vv)                        to Shellbridge’s knowledge, all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of its hydrocarbon substances, or the receipt of proceeds therefrom, payable in respect of its oil and gas assets prior to the date hereof have been properly and fully paid and discharged in all material respects, and there are no unpaid taxes or assessments which could result in a lien or charge on its oil and gas assets;

(ww)                    no director, officer, employee, insider or other non-arm’s length party to Shellbridge (or any associate or affiliate thereof) has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty interest, carried interest, participation interest or any other interest whatsoever which are based on production from or in respect of any properties of Shellbridge that will be effective after the Effective Date;

(xx)                            no director, officer, employee, insider of Shellbridge or other non-arm’s length party to Shellbridge is indebted to Shellbridge;

(yy)                        Shellbridge is not indebted to any of its directors, officers, employees or consultants, any of its shareholders or any of their respective associates or affiliates, except for amounts due as reimbursement for ordinary business expenses incurred within the previous 90 days;

(zz)                            there is no non-competition, exclusivity or other similar agreement, commitment or understanding in place to which Shellbridge is a party or by which it is otherwise bound that would now or hereafter in any way may limit the business or operations of Shellbridge in a particular manner or to a particular locality or geographic region or for a specified period of time and the execution, delivery and performance of this Agreement does not and will not result in any restriction of Shellbridge from engaging in its business or from competing with any person or in any geographic area;

(aaa)                    Shellbridge has no rights to purchase any assets, properties or undertakings of third parties nor have any obligation to sell assets, properties or undertakings with a value in excess of $100,000, in the aggregate, under any agreements to purchase or sell that have not closed;

(bbb)                 to the knowledge of Shellbridge, Shellbridge has not withheld from True any material information or documents concerning Shellbridge or its assets or liabilities during the course of True’s review of Shellbridge and its assets;

(ccc)                    Shellbridge is not a party to or bound by any agreement, guarantee, indemnification (other than in the ordinary course of business and to officers and directors pursuant to Shellbridge’s by-laws and standard indemnity agreements and pursuant to underwriting, agency or financial advisor agreements pursuant to the standard indemnity provisions in agreements of that nature), or endorsement or like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation;

(ddd)                 the policies of insurance in force at the date hereof naming Shellbridge as an insured are as disclosed to True prior to the date hereof and all such policies of insurance remain in force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated herein;

(eee)                    all of Shellbridge’s outstanding material leases, office leases, office equipment and computer leases, geophysical and other technical software leases and arrangements, field equipment leases and leased vehicles are set forth in the Shellbridge Disclosure Letter;

(fff)                          other than as disclosed in the Shellbridge Disclosure Letter, Shellbridge has no third party processing or transportation agreements or any obligations to deliver sales volumes to any other person;

(ggg)                 has not negotiated any Take-over Proposal (as defined in section 6.1 hereof) with any person who has not entered into a confidentiality agreement or provided access to the confidential information in respect of Shellbridge in relation to any proposed, possible or actual Take-over Proposal to any person who has not entered into a confidentiality agreement. Shellbridge has not amended, modified or provided any consents under such confidentiality agreements or provided any release from, or relaxation of, the obligations under such confidentiality agreements to any of the other parties thereto. Shellbridge has not waived the applicability of any “standstill” or other provisions of any confidentiality agreements entered into by Shellbridge; and

(hhh)                 an independent committee of the board of directors of Shellbridge has made such determinations as it is able to make to confirm that the most number of Shellbridge Shares held by related parties of Shellbridge may be voted in favour of the Arrangement and that such related parties are not receiving a collateral benefit (as defined in Ontario Securities Commission Rule 61-501) and, after such determinations, the only related parties of Shellbridge that have or will receive a collateral benefit (as such term is defined for the purposes of Ontario Securities Commission Rule 61-501) are Wayne Babcock, Don Umbach and Mike Bardell, in all cases, the collateral benefit received relates solely to amounts payable under employment agreements resulting from a change of control occurring as a result of the Arrangement and on acceleration of vesting of Shellbridge Options.

4.2                                                                             Representations and Warranties of the Trust and True

True and the Trust each represent and warrant to and in favour of Shellbridge as follows and acknowledge that Shellbridge is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)                                each of the Trust and the True Subsidiaries is duly incorporated, amalgamated or formed under the laws of its jurisdiction of incorporation, amalgamation or formation and has the requisite corporate power and capacity to carry on its business as it is now being conducted. Each of the Trust and the True Subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect on the Trust;

(b)                               True has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; the execution and delivery of this Agreement and the consummation by True of the transactions contemplated hereby have been duly authorized by True’s board of directors and no other corporate proceedings on the part of True are or will be necessary to authorize this Agreement and the transactions contemplated hereby (other than approval of the Trust Information); this Agreement has been duly executed and delivered by True and constitutes the legal, valid and binding obligation of True enforceable against True in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity; the Trust has the requisite trust power and authority to enter into this Agreement and to carry out its obligations hereunder; and no other trust proceedings on the part of the Trust or the trustee thereof are or will be necessary to authorize this Agreement and the transaction contemplated hereby; this Agreement has been duly executed and delivered by the Trust and constitutes legal, valid and binding obligations of the Trust enforceable against it in accordance with the terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization; moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity;

(c)                                neither the execution and delivery of this Agreement by the Trust and True, the issuance of the Trust Units by the Trust pursuant to the Arrangement, the consummation by True of the transactions contemplated hereby nor compliance by the Trust and True with any of the provisions hereof will: (i) subject to receipt of the consent of True’s bankers to the Arrangement and related transactions, violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Trust or True or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the articles or bylaws or other constating documents of the Trust or any of the True Subsidiaries, or (y) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which the Trust or any of the True Subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which the Trust or any of the True Subsidiaries is bound; or (ii) subject to compliance with Applicable Laws, violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to the Trust or any of the True Subsidiaries (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any Material Adverse Effect on the Trust and would not have a material adverse affect on the ability of the Trust, True and Shellbridge to consummate the transactions contemplated hereby); or (iii) cause a suspension or revocation of any authorization for the consent, approval or license currently in effect which would have a Material Adverse Effect on True;

(d)                               other than in connection with or in compliance with the provisions of Applicable Laws: (i) there is no legal impediment to the Trust’s or True’s consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by the Trust or True in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have a Material Adverse Effect on the Trust and would not have a material adverse effect on the ability of the Trust, True and Shellbridge to consummate the transactions contemplated hereby;

(e)                                the authorized capital of the Trust consists of an unlimited number of Trust Units and Special Voting Rights, of which as at May 5, 2006, only 36,778,710 Trust Units are issued and outstanding and Special Voting Rights are outstanding in connection with outstanding Exchangeable Shares. As at May 5, 2005, options to acquire 3,400,665 Trust Units have been granted and are outstanding pursuant to the Trust's Unit Incentive Plan and, except as set forth above, and other than: (i) 260,757 Trust Units issuable on conversion of 427,057 Exchangeable Shares (based on the exchange ratio in effect on May 5, 2006); and (ii) Trust Units that may be issued pursuant to the distribution reinvestment plan of the Trust, (including option of cash investment thereunder), there are no outstanding securities of the Trust or options, warrants, rights or conversion or exchange privileges entitling anyone to acquire any shares of the Trust or any other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Trust of any securities of the Trust or any securities convertible into, exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities of the Trust; and all outstanding Trust Units have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to, nor issued in violation of, any pre-emptive rights, and all Trust Units issuable upon exercise of outstanding options and Exchangeable Shares in accordance with their terms, will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive rights;

(f)                                  as of May 5, 2006, the authorized share capital of True consists of an unlimited number of common shares, an unlimited number of exchangeable shares, issuable in series, and an unlimited number of Exchangeable Shares, of which the outstanding common shares are all owned by the Trust and 427,057 Exchangeable Shares are issued and outstanding. As at May 5, 2006, each Exchangeable Share is exchangeable at the election of the holder thereof into 0.61059 Trust Units. Except as set forth above, there are no securities of True outstanding and no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by True of any securities of True or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of True, nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attributes of True. All outstanding common shares of True and Exchangeable Shares have been duly authorized and are validly issued, as fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights;

(g)                               the Trust has made all filings required under Applicable Laws with the applicable regulatory authorities, all such filings have been made in a timely manner, and all such filings and information and statements contained therein and any other information or statements disseminated to the public by the Trust, were true, correct and complete in all material respects and did not contain any misrepresentation, as at the date of such information or statements, and True has not filed any confidential material change reports which continue to be confidential;

(h)                               the Trust does not have any subsidiaries other than the True Subsidiaries; the Trust directly or indirectly beneficially owns all of the outstanding shares and other securities or interests in each of the True Subsidiaries (with the exception of the Exchangeable Shares) and no person, firm, corporation or other entity holds any securities convertible or exchangeable into securities of any of such subsidiaries or now has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities (including convertible securities) or warrants of any of the True Subsidiaries;

(i)                                   since December 31, 2005, except as has been publicly disclosed: (i) there has been no Material Adverse Change in respect of the Trust (or any condition, event or development involving a prospective change that would result in Material Adverse Change or have a Material Adverse Effect to the Trust); (ii) the Trust has conducted its businesses only in the ordinary and normal course; and (iii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to the Trust has been incurred other than in the ordinary and normal course of business;

(j)                                     the data and information in respect of the Trust and its assets, reserves, liabilities, business and operations provided by True or its advisors to Shellbridge or its advisors was and is accurate and correct in all material respects as at the respective dates thereof and, in respect of any information provided or requested, did not knowingly omit any material data or information necessary to make any data or information provided not misleading as at the respective dates thereof;

(k)                                  other than as disclosed in True’s Disclosure Letter, there are no actions, suits, proceedings or inquiries, including, to the best of True’s knowledge, information and belief, after due inquiry, pending or threatened against or affecting the Trust or the True Subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way would have a Material Adverse Effect on the Trust, or may in any way have a Material Adverse Effect on the Trust or have a material adverse effect on the ability of Shellbridge and True to consummate the transactions contemplated hereby;

(l)                                     the Trust Financial Statements fairly present, in accordance with Canadian GAAP, consistently applied (except as specifically provided in the notes to such statements), the financial position and condition of the Trust at the dates thereof and the results of the operations of the Trust for the periods then ended and reflect all material assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Trust as at the dates thereof;

(m)                               each of True and the other True Subsidiaries has conducted and is conducting their business in accordance with good oilfield practices and has not received notice of any material violation of or investigation relating to any federal, provincial or local law, regulation or ordinance with respect to their assets, business or operations and each holds all permits, licenses and other authorizations which are required under federal, provincial or local laws relating to its assets, business or operations; except where the failure to so hold such permits, licenses or authorizations would not have a Material Adverse Effect on the Trust; the assets of True and the other True Subsidiaries operated and maintained by them are in compliance with all terms and conditions of such laws, permits, licenses and authorizations in all material respects, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to the assets operated by them except where the failure to so comply would not have a Material Adverse Effect on the Trust;

(n)                                 no securities commission or similar regulatory authority, or stock exchange in Canada or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of the Trust, no such proceeding is, to the knowledge of the Trust and True, pending, contemplated or threatened and the Trust and True are not in default of any requirement of any securities laws, rules or policies applicable to the Trust or its securities;

(o)                                 the Trust’s and the True Subsidiaries’ properties and assets are free and clear of all mortgages, pledges, liens, charges and encumbrances (other than those in favour of its banker as security for its bank credit facility and other than those encumbrances which do not and will not have a material adverse effect on the ownership or operation or its assets and properties (“permitted encumbrances”)) and other than permitted encumbrances, it has done no act or suffered or permitted no action to be done whereby any person has acquired or may acquire an interest in or to its material properties or assets, nor has it done any act, omitted to do any act or permitted any act to be done that may adversely affect or defeat its title to any of its material properties or assets;

(p)                                 the Trust and True are not aware of any defects, failures or impairments in the titles to any of the True Subsidiaries’ oil and gas properties, lands or facilities, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which in the aggregate could have a material adverse effect on: (i) the quantity and pre-tax present worth values of the oil and gas reserves shown in the True Reserve Report; (ii) the current production attributable to such properties;

(q)                                 the board of directors of True have reserved and allotted a sufficient number of Trust Units as are issuable pursuant to the Arrangement and subject to the terms and conditions of the Arrangement such Trust Units will be validly issued as fully paid and non-assessable to previous holders of Shellbridge Shares pursuant to the Arrangement;

(r)                                    the minute books, books of account and other records of the Trust and the True Subsidiaries (whether of a financial or accounting nature or otherwise) have been maintained in accordance with, in all material respects, all applicable statutory requirements and prudent business practice and are complete and accurate in all material respects;

(s)                                  the Trust is a “reporting issuer” in material compliance with all applicable securities laws of the provinces of Alberta, British Columbia, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick and Nova Scotia and the outstanding Trust Units are listed on the TSX and the Trust is in material compliance with the by-laws, policies and rules of such exchange;

(t)                                    the Trust and True are not aware of, and has not received:

(i)                                     any order or directive which relates to environmental matters and which requires any material work, repairs, construction, or capital expenditures on the properties or assets of True or the other True Subsidiaries that has not been done; or

(ii)                                  any demand or notice with respect to the material breach of any environmental, health or safety law applicable to the Trust or the other True Subsidiaries or any of their respective business undertakings, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of environmental contaminants;

the failure to comply with would have a Material Adverse Effect on the Trust;

(u)                                 to the best of its knowledge, after due inquiry:

(i)                                     each of True and the other True Subsidiaries has all material environmental and health and safety permits, licences, approvals, consents, certificates and other authorizations of any kind or nature (“Environmental Permits”) necessary for the ownership, operation, development, maintenance, or use of any of its respective assets and all such Environmental Permits have been obtained and maintained in effect, except for those which would not have a Material Adverse Effect on the Trust:

(ii)                                  each of True and the other True Subsidiaries’ assets and the ownership, operation, development, maintenance and use thereof are in material compliance with all environmental laws and with all terms and conditions of all Environmental Permits except where such non-compliance would not have a Material Adverse Effect on the Trust; and

(iii)                               all known spills or similar incidents pertaining to or affecting the business or assets of each of True and the other True Subsidiaries have been reported to the appropriate governmental entity to the extent required by environmental laws and have been disclosed in writing to Shellbridge prior to the date hereof, except where such failure to report would not result in a Material Adverse Effect on it; and

(iv)                              there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes, which have not been rectified, or any of the properties or assets owned or leased by True and the other True Subsidiaries or in which any of them has an interest or which any of them has control; except for any such spills, releases, deposits or discharges which, in aggregate, would not have a Material Adverse Effect on the Trust;

(v)                                 True made available to GLJ Petroleum Consultants Ltd. and Chapman Petroleum Engineering Ltd. (collectively, the “True Engineer”) prior to issuance of the True Engineer’s report in respect of True’s oil and natural gas reserves effective December 31, 2005 (the “True Reserve Report”) for the purposes of preparing the True Reserve Report, all information requested by the True Engineer and all information material to an adequate determination of True’s oil and gas reserves and, to the knowledge of True, none of such information contained a misrepresentation (as defined in the Securities Act (Alberta); True has no knowledge of any material adverse change in any information provided to the True Engineer since the dates that such information was provided and True believes that the True Engineering Report reasonably represents the quantity of, and pre-tax present worth of future net revenue from, the oil and gas reserves of True as at December 31, 2005 based upon information available at the time the True Engineering Report was prepared and the assumptions as to commodity prices and costs contained therein and there has been no material adverse change in True’s oil and natural gas reserves and assets from those described in the True Engineering Report, except as may have occurred through normal production;

(w)                               to the knowledge of the Trust and True, neither the Trust nor True has not withheld from Shellbridge any material information or documents concerning the Trust or its assets or liabilities during the course of Shellbridge’s review of the Trust and its assets;

(x)                                   the Trust Units to be issued in connection with the Arrangement will be issued in accordance with Applicable Laws and will be freely tradeable by the holders thereof in the provinces of Canada subject to the provisions of Section 2.6 of National Instrument 45-102;

(y)                                 the Trust Units to be issued pursuant to the Arrangement shall be issued pursuant to an effective registration statement under the U.S. Securities Act or an exemption from such registration requirements; and

(z)                                   the Trust is a “mutual fund trust” for the purposes of the Tax Act and has no reason to believe that the Trust’s status as a “mutual fund trust” will be challenged by any governmental authorities.

ARTICLE 5
CONDITIONS PRECEDENT

5.1                                                                               Mutual Conditions Precedent

The respective obligations of the parties hereto to consummate the transactions contemplated hereby, and in particular the Arrangement, are subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions, any of which may be waived by the mutual consent of such parties without prejudice to their right to rely on any other of such conditions:

(a)                                  on or prior to the Outside Date, the Interim Order shall have been granted in form and substance satisfactory to each of the Trust, True and Shellbridge, acting reasonably, and such order shall not have been set aside or modified in a manner unacceptable to Shellbridge, the Trust and True, acting reasonably, on appeal or otherwise;

(b)                                 the Arrangement Resolution shall have been passed by the holders of Shellbridge Shares on or prior to the Outside Date, in form and substance satisfactory to each of the Trust, True and Shellbridge, acting reasonably, duly approving the Arrangement in accordance with the Interim Order;

(c)                                  on or prior to the Outside Date, the Final Order shall have been granted in form and substance satisfactory to the Trust, True and Shellbridge, acting reasonably;

(d)                                 the Articles of Arrangement filed with the Registrar in accordance with the Arrangement shall be in form and substance satisfactory to each of the Trust, True and Shellbridge, acting reasonably;

(e)                                  the Arrangement shall have become effective on or prior to the Outside Date;

(f)                                    all required regulatory, governmental and third party approvals, waivers and consents in respect of the completion of the Arrangement shall have been obtained on terms and conditions, satisfactory to the Trust, True and Shellbridge, each acting reasonably, including, without limitation, conditional approval for listing of the Trust Units issuable pursuant to the Arrangement, and all applicable statutory and regulatory waiting periods shall have expired or have been terminated and no unresolved material objection or opposition shall have been filed, initiated or made during any applicable statutory regulatory period;

(g)                                 receipt of the consent of True’s bankers to the Arrangement and the consummation thereof on a basis acceptable to the Trust, True and Shellbridge, each acting reasonably;

(h)                                 no material action or proceeding shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency and there shall be no action taken under any existing applicable law or regulation, nor any statute, rule, regulation or order which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, that:

(i)                         makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement or any other transactions contemplated herein; or

(ii)                      results in a judgment or assessment of material damages directly or indirectly relating to the transactions contemplated herein.

The foregoing conditions are for the mutual benefit of Shellbridge and True and may be asserted by Shellbridge and True regardless of the circumstances and may be waived by Shellbridge and True in their sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Shellbridge or True may have.

5.2                                                                               Conditions to Obligation of Shellbridge

The obligation of Shellbridge to consummate the transactions contemplated hereby, and in particular the Arrangement, is subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions:

(a)                                  each of the covenants, acts and undertakings of True and the Trust to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by True and the Trust;

(b)                                 the Trust and True shall have furnished Shellbridge with:

(i)                                     certified copies of the resolutions duly passed by the board of directors of True approving this Agreement and the consummation of the transactions contemplated hereby; and

(ii)                                  certified copies of the resolutions duly passed by the board of directors of True conditionally allotting the aggregate number of Trust Units that may be required to be issued in accordance with the terms of this Agreement upon the Arrangement taking effect;

(c)                                  except as affected by the transactions contemplated by or permitted by this Agreement, the representations and warranties of the Trust and True contained in section 4.2 shall be true and correct in all material respects as at the Effective Date with the same effect as though such representations and warranties had been made at and as of such time and the Trust and True shall have complied in all material respects with its covenants in this Agreement and Shellbridge shall have received a certificate to that effect dated the Effective Date from the President and Chief Executive Officer of True and another senior officer thereof acceptable to Shellbridge, acting reasonably, acting solely on behalf of the Trust and True and not in their personal capacity, to the best of his information and belief having made reasonable inquiry; and

(d)                                 there shall not have occurred any Material Adverse Change in respect of the Trust after the date hereof or prior to such date which has not been publicly disclosed prior to the date hereof or disclosed to Shellbridge in writing prior to the date hereof.

The conditions in this section 5.2 are for the exclusive benefit of Shellbridge and may be asserted by Shellbridge regardless of the circumstances or may be waived by Shellbridge in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Shellbridge may have.

5.3                                                                               Conditions to Obligation of the Trust and True

The obligation of the Trust and True to consummate the transactions contemplated hereby, and in particular the issue of True Shares is subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions:

(a)                                  each of the acts, covenants and undertakings of Shellbridge to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by Shellbridge;

(b)                                 Shellbridge shall have furnished the Trust and True with:

(i)                                     certified copies of the resolutions duly passed by the board of directors of Shellbridge approving this Agreement and the consummation of the transactions contemplated hereby and directing the submission of the Arrangement for approval at the Shellbridge Shareholders’ Meeting and recommending that Shellbridge Shareholders’ vote in favour of the Arrangement; and

(ii)                                  certified copies of the special resolution of Shellbridge Shareholders, duly passed at the Shellbridge Shareholders’ Meeting, approving the Arrangement in accordance with the Interim Order;

(c)                                  Shellbridge shall have mailed the Information Circular and other documentation required in connection with the Shellbridge Shareholders’ Meeting on or before June 26, 2006, provided that the failure to mail by such date is not caused by a material breach by the Trust and True of their covenants in section 3.3(f) hereof;

(d)                                 receipt of the consent of Shellbridge’s bankers to the Arrangement and the consummation thereof on a basis acceptable to the Trust and True, each acting reasonably;

(e)                                  except as affected by the transactions contemplated by or permitted by this Agreement, the representations and warranties of Shellbridge contained in section 4.1 shall be true and correct in all material respects as at the Effective Date with the same effect as though such representations and warranties had been made at and as of such time and Shellbridge shall have complied in all material respects with its covenants in this Agreement and the Trust and True shall have received a certificate to that effect dated the Effective Date of the President and Chief Executive Officer of Shellbridge and another senior officer thereof acceptable to the Trust or True, acting reasonably, acting solely on behalf of Shellbridge and not in their personal capacity, to the best of their information and belief having made reasonable inquiry;

(f)                                    the board of directors of Shellbridge shall not have withdrawn, modified or changed any of its recommendations, approvals, resolutions or determinations referred to in section 3.1(x) in a manner materially adverse to the Trust or True or the completion of the Arrangement;

(g)                                 holders of not greater than 5% of the outstanding Shellbridge Shares shall have exercised rights of dissent in respect of the Arrangement that have not been withdrawn as at the Effective Date;

(h)                                 prior to the Mailing Date, all holders of outstanding Shellbridge Options shall have entered into Option Exchange Agreements on terms and conditions satisfactory to the Trust and True;

(i)                                     prior to the Mailing Date each of the directors and officers of Shellbridge (other than those agreed to by True) shall have provided their resignations (in the case of directors, in a manner that allows for the orderly replacement of directors on the Effective Date) together with mutual releases in favour of Shellbridge and True, conditional on closing of the Arrangement and effective on the Effective Date, each in form and substance and on such terms as are satisfactory to True, acting reasonably;

(j)                                     any director, officer, insider or other non-arm’s length party that is indebted to Shellbridge shall have repaid such indebtedness on or prior to completion of the Arrangement;

(k)                                  there shall not have occurred any Material Adverse Change in respect of Shellbridge after the date hereof or prior to the Agreement Date which has not been publicly disclosed prior to the Agreement Date or disclosed to the Trust and True in writing prior to the Agreement Date; and

(l)                                     immediately prior to the effective time of the Arrangement, the Trust and True shall be satisfied there shall not be more than 31,352,612 Shellbridge Shares outstanding (assuming exercise of all Shellbridge Options), and the Trust and True shall be satisfied that upon completion of the Arrangement no person shall have any agreement, option or any right or privilege (whether by law, pre-emptive, by contract or otherwise) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any issued or unissued, Shellbridge Shares.

The conditions described in this section 5.3 are for the exclusive benefit of the Trust and True and may be asserted by True regardless of the circumstances or may be waived by the Trust or True in their respective sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which True may have.

5.4                                                                               Notice and Effect of Failure to Comply with Conditions

(a)                                  Each of Shellbridge, the Trust and True shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof to the Effective Date of any event or state of facts which occurrence or failure would, or would be likely to, (i) cause any of the representations or warranties of any party contained herein to be untrue or inaccurate in any material respect, or (ii) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any party hereunder provided, however, that no such notification will affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

(b)                                 If any of the conditions precedents set forth in sections 5.1, 5.2 or 5.3 hereof shall not be complied with or waived by the party or parties for whose benefit such conditions are provided on or before the date required for the performance thereof, then a party for whose benefit the condition precedent is provided may, in addition to any other remedies they may have at law or equity, rescind and terminate this Agreement provided that prior to the filing of the Articles of Arrangement for the purpose of giving effect to the Arrangement, the party intending to rely thereon has delivered a written notice to the other party, specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non-fulfillment of the applicable conditions precedent and the party in breach shall have failed to cure such breach within three (3) Business Days of receipt of such written notice thereof (except that no cure period shall be provided for a breach which by its nature cannot be cured). More than one such notice may be delivered by a party.

5.5                                                                               Satisfaction of Conditions

The conditions set out in this Article 5 are conclusively deemed to have been satisfied, waived or released when, with the agreement of the parties, Articles of Arrangement are filed under the Act to give effect to the Arrangement.

ARTICLE 6
NON-COMPLETION FEE

6.1                                                                               Non-Completion Fee Payable by Shellbridge

If at any time after the date hereof and prior to termination hereof, any of the following occur:

(a)                                  the board of directors of Shellbridge (i) fails to recommend that holders of Shellbridge Shares vote in favour of the Arrangement, (ii) withdraws, modifies or changes any of its recommendations, approvals, resolutions or determinations referred to in section 3.1(x) hereof in a manner adverse to the Arrangement or to True, or shall have resolved to do so, or (iii) fails to promptly reaffirm any of its recommendations, approvals, resolutions or determinations referred to in section 3.1(x) hereof upon request from time to time by True to do so, or upon an Acquisition Proposal being publicly announced or proposed, offered or made to Shellbridge or the holders of Shellbridge Shares (such affirmation to be made within two (2) Business Days of such request being made or such Take-Over Proposal being publicly announced, proposed, offered or made, whichever occurs first);

(b)                                 the board of directors of Shellbridge shall have recommended that holders of Shellbridge Shares deposit their Shellbridge Shares under, or vote in favour of, or otherwise accept a Take-Over Proposal;

(c)                                  Shellbridge accepts, recommends, approves or enters into an agreement with respect to an Take-Over Proposal (other than this Agreement or a confidentiality agreement contemplated by section 3.2(b)(v) hereof) prior to completion of the Arrangement;

(d)                                 prior to the date of the Shellbridge Shareholders’ Meeting, another bona fide Take-Over Proposal is publicly announced or made to all or substantially all holders of Shellbridge Shares or to Shellbridge and: (i) at the date of the Shellbridge Shareholders’ Meeting such Take-Over Proposal shall not have expired or been withdrawn; and (ii) the Arrangement is not approved by holders of the Shellbridge Shares at the Shellbridge Shareholders’ Meeting;

(e)                                  Shellbridge is in breach of any of its covenants made in this Agreement which breach individually or in the aggregate causes or would be reasonably expected to cause a Material Adverse Change in respect of Shellbridge or materially impedes the completion of the Arrangement, and Shellbridge fails to cure such breach within three (3) Business Days after receipt of written notice thereof from True (except that no cure period shall be provided for a breach which by its nature cannot be cured and, in no event, shall any cure period extend beyond the Outside Date); or

(f)                                    Shellbridge is in breach of any of its representations or warranties made in this agreement (without giving effect to any materiality qualifiers contained therein) which breach individually or in the aggregate causes or would reasonably be expected to cause a Material Adverse Change in respect of Shellbridge or materially impede the completion of the Arrangement, and Shellbridge fails to cure such breach within three (3) Business Days after receipt of written notice thereof from True (except that no cure period shall be provided for a breach which by its nature cannot be cured and, in no event, shall any cure period extend beyond the Outside Date),

Shellbridge shall pay an amount equal to $2.0 million (the “Shellbridge Non-Completion Fee”), in immediately available funds to or to an account designated by True within two (2) Business Days after the first to occur of one of the events described above. On the date of the earliest event described above in this section 6.1, Shellbridge shall be deemed to hold such sum in trust for True. For greater certainty, the Shellbridge Non-Completion Fee shall only be required to be paid to True once pursuant to the foregoing provisions.

For the purpose of this section 6.1, “Take-Over Proposal” means, other than the Arrangement, a bid, or offer to acquire 20% or more of the outstanding Shellbridge Shares, or any proposal, offer or agreement for a merger, consolidation, amalgamation, arrangement, recapitalization, liquidation, dissolution, reorganization or a similar transaction or other business combination involving Shellbridge, or any proposal, offer or agreement to acquire 20% or more of the assets of Shellbridge.

6.2                                                                               Non-Completion Fee Payable by True

If at any time after the date hereof and prior to termination hereof, any of the following occur:

(a)                                  True is in breach of any of its covenants made in this Agreement which breach individually or in the aggregate causes or would be reasonably expected to cause a Material Adverse Change in respect of the Trust or materially impedes the completion of the Arrangement, and True fails to cure such breach within three (3) Business Days after receipt of written notice thereof from Shellbridge (except that no cure period shall be provided for a breach which by its nature cannot be cured and, in no event, shall any cure period extend beyond the Outside Date); or

(b)                                 True is in breach of any of its representations or warranties made in this agreement (without giving effect to any materiality qualifiers contained therein) which breach individually or in the aggregate causes or would be reasonably expected to cause a Material Adverse Change in respect of the Trust or materially impede the completion of the Arrangement, and True fails to cure such breach within three (3) Business Days after receipt of written notice thereof from Shellbridge (except that no cure period shall be provided for a breach which by its nature cannot be cured and, in no event, shall any cure period extend beyond the Outside Date),

True shall pay an amount equal to $2.0 million (the “True Non-Completion Fee”), in immediately available funds to Shellbridge or to an account designated by Shellbridge within two (2) Business Days of the first to occur of the events described above. On the date of the earliest event described above in this section 6.2, True shall be deemed to hold such sum in trust for Shellbridge. For greater certainty, the True Non-Completion Fee shall only be required to be paid to Shellbridge once pursuant to the foregoing provisions.

6.3                                                                               Liquidated Damages

Shellbridge and True acknowledge and agree that all of the payment amounts set out in sections 6.1 and 6.2 are payments of liquidated damages which are a genuine pre-estimate of the damages which the party entitled to such damages will suffer or incur as a result of the event giving rise to such damages and are not penalties. Each party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, the parties agree that the payment of the amount pursuant to this section 6 is the sole monetary remedy of the party receiving such payment. Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement, the Shellbridge Confidentiality Agreement or the True Confidentiality Agreement or otherwise to obtain specific performance of any of such act, covenants or agreements, without the necessity of posting bond or security in connection therewith.

ARTICLE 7
TRANSITIONAL PROVISIONS

7.1                                                                               Transitional Provisions

In connection with the implementation of the Arrangement, Shellbridge shall cooperate with True to provide an orderly transition of control. To the extent that it is not restricted from doing so pursuant to confidentiality or other restrictions (which it will use reasonable commercial efforts to obtain a waiver or consent from) Shellbridge shall provide access to its offices to officers and employees of True during normal business hours on reasonable notice following the acceptance of this Agreement and the officers of Shellbridge shall consult with the officers of True (as they may reasonably request) in respect of the day-to-day operations of Shellbridge. Shellbridge shall provide to Trust Information which will allow True, subject to the Shellbridge Confidentiality Agreement, to enable True to quickly and efficiently integrate the business and affairs of Shellbridge with True on completion of the Arrangement and in connection therewith shall permit:

(a)                                  True and its representatives to have reasonable access to Shellbridge’s premises, field operations, records, computer systems and employees;

(b)                                 True and its representatives to interview employees of Shellbridge for the purpose of determining which employees will be retained after completion of the Arrangement; and

(c)                                  True and its representatives to be informed of the operations of True to ensure compliance with section 3.1 hereof.

ARTICLE 8
NOTICES

8.1                                                                               Notices

All notices which may or are required to be given pursuant to any provision of this Agreement are to be given or made in writing and served personally or sent by telecopy and in the case of:

(a)                                  the Trust or True, addressed to:

2300, 530 – 8th Avenue S.W.
Calgary, Alberta
T2P 3S8

Attention:                                         Paul R. Baay, President and Chief Executive Officer
Telecopier:                                     (403) 264-8163

with a copy to:

Burnet Duckworth & Palmer LLP
1400, 350 - 7th Avenue S.W.
Calgary, Alberta
T2P 3N9

Attention:                                         C. Steven Cohen
Telecopier:                                     (403) 260-0330

(b) Shellbridge, addressed to:

230, 10991 Shellbridge Way
Richmond, B.C.
V6X 2C6

Attention:                                         Wayne J. Babcock, President and Chief Executive Officer
Telecopier:                                     (604) 214-0551

with a copy to:

McCarthy Tetrault LLP
3300, 421 – 7th Avenue S.W.
Calgary, Alberta
T2P 4K9

Attention:                                         Mark G. Eade
Telecopier:                                     (403) 260-3501

or such other address as the parties may, from time to time, advise to the other parties hereto by notice in writing. The date or time of receipt of any such notice will be deemed to be the date of delivery or the time such telecopy is received.

ARTICLE 9
AMENDMENT AND TERMINATION OF AGREEMENT

9.1                                                                               Amendment

This Agreement may at any time and from time to time before or after the holding of the Shellbridge Shareholders’ Meeting be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of their respective securityholders and any such amendment may, without limitation:

(a)                                  change the time for performance of any of the obligations or acts of the parties hereto;

(b)                                 waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)                                  waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto; or

(d)                                 waive compliance with or modify any other conditions precedent contained herein,

provided that no such amendment decreases the number of Trust Units to be received by Shellbridge Shareholders pursuant to the Arrangement without approval by the Shellbridge Shareholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

9.2                                                                               Termination

(a)                                  This Agreement may, prior to the filing of the Articles of Arrangement, be terminated by mutual written agreement of the Trust, True and Shellbridge without further action on the part of the shareholders of Shellbridge;

(b)                                 Notwithstanding any other rights contained herein, the Trust or True may terminate this Agreement upon written notice to Shellbridge if:

(i)                                     the Interim Order has been refused or has been granted in form or substance not satisfactory to the Trust or True, acting reasonably, or has not been granted on or prior to the Outside Date, or, if issued, has been set aside or modified in a manner unacceptable to the Trust or True, acting reasonably, on appeal or otherwise;

(ii)                                  the Arrangement is not approved by the Shellbridge Shareholders in accordance with the terms of the Interim Order on or before the Outside Date;

(iii)                               the Final Order has not been granted in form and substance satisfactory to the Trust or True, acting reasonably, on or prior to the Outside Date or, if issued, has been set aside or modified in a manner unacceptable to the Trust or True, acting reasonably, on appeal or otherwise;

(iv)                              the Arrangement has not become effective on or before the Outside Date;

(v)                                 the Shellbridge Non-Completion Fee is payable in accordance with section 6.1 hereof;

(vi)                              the True Non-Completion Fee is payable in accordance with section 6.2 hereof and is paid by True;

(vii)                         the board of directors of Shellbridge changes, withdraws or modifies its unanimous recommendation to Shellbridge Shareholders to vote in favour of the Arrangement;

(viii)                      a Material Adverse Change in respect of Shellbridge shall have occurred;

(ix)                              Shellbridge shall be in breach of any of its covenants, agreements or representations and warranties contained herein that would have a Material Adverse Effect on Shellbridge or on the ability of Shellbridge, the Trust and True to consummate the transactions contemplated hereby and Shellbridge fails to cure such breach within three (3) Business Days after receipt of written notice thereof from the Trust or True (except that no cure period shall be provided for a breach which by its nature cannot be cured); or

(x)                                 upon any other circumstances hereunder that give rise to a right of termination of this Agreement by the Trust or True, including those set forth in section 5.1 or 5.3 hereof.

(c)                                  Notwithstanding any other rights contained herein, Shellbridge may terminate this Agreement upon written notice to the Trust and True if;

(i)                                   the Interim Order has been refused or has been granted in form or substance not satisfactory to Shellbridge, acting reasonably, or has not been granted on or prior to the Outside Date or if issued, has been set aside or modified in a manner unacceptable to Shellbridge, acting reasonably, on appeal or otherwise;

(ii)                                the Arrangement is not approved by the Shellbridge Shareholders in accordance with the terms of the Interim Order on or before the Outside Date;

(iii)                             the Final Order has not been granted in form and substance satisfactory to Shellbridge, acting reasonably, on or prior to the Outside Date or, if issued, has been set aside or modified in a manner unacceptable to Shellbridge, acting reasonably, on appeal or otherwise;

(iv)                            the Arrangement has not become effective on or before the Outside Date;

(v)                               the True Non-Completion Fee is payable in accordance with section 6.2 hereof;

(vi)                            the Shellbridge Non-Completion Fee is payable in accordance with section 6.1 hereof and is paid by Shellbridge;

(vii)                         a Material Adverse Change in respect of the Trust shall have occurred;

(viii)                      the Trust or True shall be in breach of any of its covenants, agreements or representations and warranties contained herein that would have a Material Adverse Effect on the Trust or on the ability of the Trust, True and Shellbridge to consummate the transactions contemplated hereby and the Trust or True fails to cure such breach within three (3) Business Days after receipt of written notice thereof from Shellbridge (except that no cure period shall be provided for a breach which by its nature cannot be cured); or

(ix)                              upon any other circumstances hereunder that give rise to a termination of this Agreement by Shellbridge, including those set forth in sections 5.1 and 5.2 hereof.

(d)                                 If this Agreement is terminated pursuant to any provision of this Agreement, the parties shall return all materials and copies of all materials delivered to Shellbridge, the Trust or True, as the case may be, or their agents. Except for the obligations set forth in sections 6.1, 6.2, 10.3 and 10.5 hereof (provided in the case of sections 6.1 and 6.2, the right of payment (in the case of section 6.1(d), being the public announcement or making of such Take-Over Proposal) arose prior to the termination of this Agreement) which shall survive any termination of this Agreement and continue in full force and effect, no party shall have any further obligations to any other party hereunder with respect to this Agreement.

ARTICLE 10
GENERAL

10.1                                                                        Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto.

10.2                                                                        Assignment

No party to this Agreement may assign any of its rights or obligations under this Agreement without prior written consent of the other parties.

10.3                                                                        Privacy Matters

(a)                                  For the purposes of this section 10.3, the following definitions shall apply:

(i)                                     “applicable law” means, in relation to any person, transaction or event, all applicable provisions of laws, statutes, rules, regulations, official directives and orders of and the terms of all judgments, orders and decrees issued by any authorized authority by which such person is bound or having application to the transaction or event in question, including applicable privacy laws.

(ii)                                  “applicable privacy laws” means any and all applicable laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including but not limited to the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law including the Personal Information Protection Act (Alberta).

(iii)                               “authorized authority” means, in relation to any person, transaction or event, any: (a) federal, provincial, municipal or local governmental body (whether administrative, legislative, executive or otherwise), both domestic and foreign; (b) agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government; (c) court, arbitrator, commission or body exercising judicial, quasi-judicial, administrative or similar functions; and (d) other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange, in each case having jurisdiction over such person, transaction or event.

(iv)                              “Personal Information” means information about an individual transferred to one party by the other in accordance with this Agreement and/or as a condition of the Arrangement.

(b)                                 The parties acknowledge that they are responsible for compliance at all times with applicable privacy laws which govern the collection, use and disclosure of Personal Information acquired by or disclosed to either party pursuant to or in connection with this Agreement (the “Disclosed Personal Information”).

(c)                                  Neither party shall use the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the Arrangement.

(d)                                 Each party acknowledges and confirms that the disclosure of Personal Information is necessary for the purposes of determining if the parties shall proceed with the Arrangement, and that the disclosure of Personal Information relates solely to the carrying on of the business and the completion of the Arrangement.

(e)                                  Each party acknowledges and confirms that it has and shall continue to employ appropriate technology and procedures in accordance with applicable law to prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of such Disclosed Personal Information.

(f)                                    Each party shall at all times keep strictly confidential all Disclosed Personal Information provided to it, and shall instruct those employees or advisors responsible for processing such Disclosed Personal Information to protect the confidentiality of such information in a manner consistent with the parties’ obligations hereunder. Each party shall ensure that access to the Disclosed Personal Information shall be restricted to those employees or advisors of the respective party who have a bona fide need to access to such information in order to complete the Arrangement.

(g)                                 Each party shall promptly notify the other parties of all inquiries, complaints, requests for access, and claims of which the party is made aware in connection with the Disclosed Personal Information. The parties shall fully co-operate with one another, with the persons to whom the Personal Information relates, and any authorized authority charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, and claims.

(h)                                 Upon the expiry or termination of this Agreement, or otherwise upon the reasonable request of either party, the other parties shall forthwith cease all use of the Personal Information acquired by such other parties in connection with this Agreement and will return to the requesting party or, at the requesting party’s request, destroy in a secure manner, the Disclosed Personal Information (and any copies).

10.4                                                                        Disclosure

Each party shall receive the prior consent, not to be unreasonably withheld, of the other parties prior to issuing or permitting any director, officer, employee or agent to issue, any press release or other written statement with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, if a party is required by law or administrative regulation to make any disclosure relating to the transactions contemplated herein, such disclosure may be made, but that party will consult with the other parties as to the wording of such disclosure prior to its being made.

10.5                                                                        Costs

Except as contemplated herein (including section 6.1 hereof), each party hereto covenants and agrees to bear its own costs and expenses in connection with the transactions contemplated hereby.

10.6                                                                        Letter Agreement

This Agreement supersedes and replaces the Letter Agreement which is hereby terminated.

10.7                                                                        Severability

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)                                  the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)                                 the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

10.8                                                                        Further Assurances

Each party hereto shall, from time to time and at all times hereafter, at the request of the other party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.9                                                                        Time of Essence

Time shall be of the essence of this Agreement.

10.10                                                                 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta. Each of the parties hereto hereby irrevocably and unconditionally consents to and submits to the jurisdiction of the courts of the Province of Alberta in respect of all actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Alberta and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

10.11                                                                 Waiver

No waiver by any party shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

10.12                                                                 Contracts of the Trust

The parties hereto acknowledge that the Trustee is entering into this Agreement solely in its capacity as Trustee on behalf of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the Trustee or any of the unitholders of the Trust such that any recourse against the Trust, the Trustee or True or any unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based in contract, on negligence, tortious behaviour or otherwise, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Trust Indenture, as amended, restated or replaced from time to time.

10.13                                                                 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Trustee for and on behalf of TRUE ENERGY TRUST

Per:	(signed) “Stacie Moore”

Per:	(signed) “Dan Sander”

TRUE ENERGY INC.

Per:	(signed) “Paul R. Baay”

Per:	(signed) “Wayne Jessee”

SHELLBRIDGE OIL & GAS, INC.

Per:	(signed) “Wayne J. Babcock”

Per:	(signed) “Donald Umbach”

EXHIBIT A

Plan of Arrangement under Section 193
of the
Business Corporations Act (Alberta)

ARTICLE 1
INTERPRETATION

1.1                                                                                 In this Plan of Arrangement, the following terms have the following meanings:

(a)                                  “ABCA” means the Business Corporations Act (Alberta) R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

(b)                                 “Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to Section 193 of the ABCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(c)                                  “Arrangement Agreement” means the agreement dated May 15, 2006, as amended and restated as of September 28, 2005, among the Trust, True and Shellbridge with respect to the Arrangement and all amendments thereto;

(d)                                 “Articles of Arrangement” means the articles in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been made giving effect to the Arrangement;

(e)                                  “business day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in the City of Calgary, in the Province of Alberta, for the transaction of banking business;

(f)                                    “Certificate” means the certificate which may be issued by the Registrar pursuant to subsection 193(11) of the ABCA or, if no certificate is to be issued, the proof of filing in respect of the Arrangement;

(g)                                 “Court” means the Court of Queen’s Bench of Alberta;

(h)                                 “Depositary” means Computershare Investor Services Inc. or such other person as may be designated by True and its officers set out in the Letter of Transmittal;

(i)                                     “Dissent Rights” means the right of a Shellbridge Shareholder pursuant to section 191 of the ABCA and the Interim Order to dissent to the Arrangement Resolution and to be paid the fair value of the securities in respect of which the holder dissents, all in accordance with section 191 of the ABCA and the Interim Order;

(j)                                     “Dissenting Shareholders” means registered Shellbridge Shareholders who validly exercise the rights of dissent provided to them under the Interim Order;

(k)                                  “Effective Date” means the date the Arrangement is effective under the ABCA;

(l)                                     “Effective Time” means the time at which the Articles of Arrangement and Plan of Arrangement are filed with the Registrar on the Effective Date;

(m)                               “Final Order” means the final order of the Court approving this Arrangement under subsection 193(9) of the ABCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(n)                                 “Information Circular” means the information circular and proxy statement to be prepared by Shellbridge and forwarded as part of the proxy solicitation materials to holders of Shellbridge Shares in respect of the Meeting;

(o)                                 “Interim Order” means the interim order of the Court under subsection 193(4) of the ABCA containing declarations and directions with respect to this Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(p)                                 “Letter of Transmittal” means the letter of transmittal accompanying the Information Circular sent to the holders of Shellbridge Shares pursuant to which holders of Shellbridge Shares are required to deliver certificates representing Shellbridge Shares;

(q)                                 “Meeting” means the special meeting of holders of Shellbridge Shares to be held to consider the Arrangement and related matters, and any adjournment thereof;

(r)                                    “Note Indenture” means the note indenture between Tusk Acquisition Inc. (now True) and Computershare Trust Company of Canada, as amended and restated on February 27, 2005, effective November 2, 2004.

(s)                                  “Notes” means the unsecured, subordinated promissory notes issued pursuant to the Note Indenture (as it may be amended or supplemented), bearing interest and repayable at such times as determined by True prior to the Effective Time, such terms to be set forth in a supplemental indenture to the Note Indenture to be entered into on or prior to the Effective Time;

(t)                                    “Registrar” means the Registrar appointed under Section 263 of the ABCA;

(u)                                 “Shellbridge” means Shellbridge Oil & Gas, Inc., a corporation incorporated under the ABCA;

(v)                                 “Shellbridge Shares” means the common shares in the capital of Shellbridge and “Shellbridge Shareholders” means the holders from time to time of Shellbridge Shares;

(w)                               “True” means True Energy Inc., a corporation amalgamated under the ABCA;

(x)                                   “True Amalco” means True Energy Inc., the corporation resulting from the amalgamation of True and Shellbridge pursuant to the provisions of the Arrangement;

(y)                                 “Trust Unit” means a trust unit of the Trust; and

(z)                                   “Trust Unit Weighted Average Trading Price” shall be determined by dividing (i) the aggregate dollar trading value of all Trust Units sold on the Toronto Stock Exchange over the five consecutive trading days ending on the trading day next preceding the Effective Date by (ii) the total number of Trust Units sold on such stock exchange during such period.

1.2                                                                                 The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3                                                                                 Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.4                                                                                 Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities, and other entities.

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1.5                                                                                 In the event that the date on which any action is required to be taken hereunder by any of the parties is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

1.6                                                                                 References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1                                                                                 This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

2.2                                                                                 This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate, if any, will become effective on, and be binding on and after, the Effective Time on: (i) the holders of Shellbridge Shares; (ii) True; (iii) the Trust; and (iv) Shellbridge.

2.3                                                                                 The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence and at the times set out therein. If no Certificate is required to be issued by the Registrar pursuant to subsection 193(11) of the ABCA, the Arrangement shall become effective on the date the Articles of Arrangement are filed with the Registrar pursuant to subsection 193(10) of the ABCA.

ARTICLE 3
ARRANGEMENT

3.1                                                                                 Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein:

(a)                                  the Shellbridge Shares held by Dissenting Shareholders who have exercised Dissent Rights which remain valid immediately prior to the Effective Time shall, as of the Effective Time, be deemed to have been transferred to True (free of any claims), and as of the Effective Time, such Dissenting Shareholders shall cease to have any rights as shareholders of Shellbridge other than the right to be paid the fair value of their Shellbridge Shares in accordance with Article 4;

(b)                                 the Trust shall issue to True a number of Trust Units equal to 0.14 times the number of issued and outstanding Shellbridge Shares (other than those held by Dissenting Shareholders) at the Effective Time;

(c)                                  True shall issue a Note to the Trust for the Trust Units issued pursuant to Section 3.1(b) in the principal amount equal to the Trust Unit Weighted Average Trading Price multiplied by the total number of Trust Units issued pursuant to Section 3.1(b);

(d)                                 Subject to Section 5.6, each issued and outstanding Shellbridge Share (other than those held by Dissenting Shareholders) shall be transferred to True in exchange for 0.14 of a Trust Unit;

(e)                                  True and Shellbridge shall be amalgamated and continue as one corporation such that:

(i)                                     immediately prior to such amalgamation the stated capital of the outstanding Shellbridge Shares shall be reduced, without payment, to $1.00 in aggregate;

(ii)                                  all of the shares of Shellbridge shall be cancelled without any repayment of capital;

(iii)                               the articles of the amalgamated corporation shall be the same as the articles of True and the name of the amalgamated corporation shall be “True Energy Inc.”;

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(iv)                            no securities shall be issued by the amalgamated corporation in connection with the amalgamation, and for greater certainty, the shares of True shall survive and continue to be shares of the amalgamated corporation without amendment;

(v)                               the property of each of the amalgamating corporations shall continue to be the property of the amalgamated corporation;

(vi)                            the amalgamated corporation shall continue to be liable for the obligations of each of the amalgamating corporations;

(vii)                           any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

(viii)                      any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against the amalgamated corporation;

(ix)                              a conviction against, or ruling, order or judgment in favour of or against any of the amalgamating corporations may be enforced by or against the amalgamated corporation;

(x)                                 the articles of amalgamation of the amalgamated corporation shall be deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation of the amalgamated corporation shall be deemed to be the certificate of incorporation of the amalgamated corporation;

(xi)                              the by-laws of True shall be the by-laws of the amalgamated corporation;

(xii)                           the first directors of the amalgamated corporation shall be the directors of True;

(xiii)                        the first officers of the amalgamated corporation shall be the officers of True; and

(xiv)                       the registered office of the amalgamated corporation shall be the registered office of True.

3.2                                                                                 With respect to each holder of Shellbridge Shares (other than a Dissenting Shareholder) at the Effective Time, upon the exchange of Shellbridge Shares for Trust Units pursuant to Section 3.1(d):

(i)                                   such former holder of Shellbridge Shares shall be added to the register of holders of Trust Units;

(ii)                                such holder shall cease to be a holder of the Shellbridge Shares so exchanged and the name of such holder shall be removed from the register of holders of Shellbridge Shares as it relates to the Shellbridge Shares so exchanged;

(iii)                             True shall become the holder of the Shellbridge Shares so exchanged and shall be added to the register of holders of Shellbridge Shares;

ARTICLE 4
DISSENTING SHAREHOLDERS

4.1                                                                                 Each registered holder of Shellbridge Shares shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order. A Dissenting Shareholder shall, at the Effective Time, cease to have any rights as a holder of Shellbridge Shares and shall only be entitled to be paid the fair value of the holder’s Shellbridge Shares by True. A Dissenting Shareholder who is paid the fair value of the holder’s Shellbridge Shares, shall be deemed to have transferred the holder’s Shellbridge Shares to True at the Effective Time, notwithstanding the provisions of Section 191 of the ABCA. A Dissenting Shareholder who for any reason is not entitled to be paid the fair value of the holder’s Shellbridge Shares shall be treated as if the holder had participated in the Arrangement

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on the same basis as a non dissenting holder of Shellbridge Shares notwithstanding the provisions of Section 191 of the ABCA. The fair value of the Shellbridge Shares shall be determined as of the close of business on the last business day before the day on which the Arrangement is approved by the holders of Shellbridge Shares at the Meeting; but in no event shall Shellbridge or True be required to recognize such Dissenting Shareholder as a shareholder of Shellbridge or True after the Effective Time and the name of such holder shall be removed from the applicable register of shareholders as at the Effective Time. For greater certainty, in addition to any other restrictions in section 191 of the ABCA, no person who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement.

ARTICLE 5
OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES

5.1                                                                                 From and after the Effective Time, certificates formerly representing Shellbridge Shares under the Arrangement shall represent only the right to receive the consideration to which the holders are entitled under the Arrangement, or as to those held by Dissenting Shareholders, other than those Dissenting Shareholders deemed to have participated in the Arrangement pursuant to Section 3.1, to receive the fair value of the Shellbridge Shares represented by such certificates.

5.2                                                                                 True Amalco shall, as soon as practicable following the later of the Effective Date and the date of deposit by a former holder of Shellbridge Shares of a duly completed Letter of Transmittal and the certificates representing such Shellbridge Shares, either:

(a)                                  forward or cause to be forwarded by first class mail (postage prepaid) to such former holder at the address specified in the Letter of Transmittal; or

(b)                                 if requested by such holder in the Letter of Transmittal, make available or cause to be made available at the Depositary for pickup by such holder,

certificates representing the number of Trust Units, issued to such holder under the Arrangement.

5.3                                                                                 If any certificate which immediately prior to the Effective Time represented an interest in outstanding Shellbridge Shares that were exchanged pursuant to Section 3.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue and deliver in exchange for such lost stolen or destroyed certificate the consideration to which the holder is entitled pursuant to the Arrangement (and any dividends or distributions with respect thereto) as determined in accordance with the Arrangement. The person who is entitled to receive such consideration shall, as a condition precedent to the receipt thereof, give a bond to each of the True and Shellbridge and their respective transfer agents, which bond is in form and substance satisfactory to each of the True and Shellbridge and their respective transfer agents, or shall otherwise indemnify the True and Shellbridge and their respective transfer agents against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4                                                                                 All distributions made with respect to any Trust Units allotted and issued pursuant to this Arrangement but for which a certificate has not been issued shall be paid or delivered to the Depositary to be held by the Depositary in trust for the registered holder thereof. Subject to Section 5.5, the Depositary shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Depositary in such form as the Depositary may reasonably require, such distributions to which such holder, is entitled, net of applicable withholding and other taxes.

5.5                                                                                 Any certificate formerly representing Shellbridge Shares that is not deposited with all other documents as required by this Plan of Arrangement on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature including the right of the holder of such shares to receive Trust Units (and any distributions thereon). In such case, such Trust Units shall be returned to True Amalco and any distributions in respect of Trust Units shall be returned to the Trust.

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5.6                                                                                 No certificates representing fractional Trust Units shall be issued under this Arrangement. In lieu of any fractional Trust Unit, each registered Shellbridge Shareholder otherwise entitled to a fractional interest in a Trust Unit will receive the nearest whole number of Trust Units (with fractions equal to exactly 0.5 being rounded up).

ARTICLE 6
AMENDMENTS

6.1                                                                                 True and Shellbridge may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) approved by the other parties; (iii) filed with the Court and, if made following the Meeting, approved by the Court; and (iv) communicated to holders of Shellbridge Shares, if and as required by the Court.

6.2                                                                                 Any amendment to this Plan of Arrangement may be proposed by the True or Shellbridge at any time prior to or at the Meeting (provided that the other parties shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

6.3                                                                                 True and Shellbridge may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time after the Meeting and prior to the Effective Time with the approval of the Court.

6.4                                                                                 Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time but shall only be effective if it is consented to by each of the Trust and True Amalco, provided that it concerns a matter which, in the reasonable opinion of the Trust and True Amalco, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former holder of Shellbridge Shares.

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